================================================================================


                                  $150,000,000

                            FORM OF CREDIT AGREEMENT

                                      AMONG

                                U-STORE-IT TRUST,

                                U-STORE-IT, L.P.,
                                  AS BORROWER,

                               THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTIES HERETO,

                              LEHMAN BROTHERS INC.
                                       AND
                         WACHOVIA CAPITAL MARKETS, LLC,
                             AS JOINT LEAD ARRANGERS

                         WACHOVIA CAPITAL MARKETS, LLC,
                              AS SYNDICATION AGENT


                                       AND

                          LEHMAN COMMERCIAL PAPER INC.,
                             AS ADMINISTRATIVE AGENT


                          DATED AS OF OCTOBER __, 2004

================================================================================

                                TABLE OF CONTENTS

                                                                                   Page
Section 1.DEFINITIONS................................................................1
         1.1      Defined Terms......................................................1
         1.2      Other Definitional Provisions.....................................24

Section 2.AMOUNT AND TERMS OF COMMITMENTS...........................................24
         2.1      Commitments.......................................................24
         2.2      Procedure for Borrowing...........................................25
         2.3      Repayment of Loans; Evidence of Debt..............................25
         2.4      Commitment Fees, etc..............................................26
         2.5      Termination or Reduction of Commitments...........................26
         2.6      Optional Prepayments..............................................26
         2.7      Mandatory Prepayments.............................................27
         2.8      Conversion and Continuation Options...............................27
         2.9      Minimum Amounts and Maximum Number of Eurodollar Tranches.........27
         2.10     Interest Rates and Payment Dates..................................28
         2.11     Computation of Interest and Fees..................................28
         2.12     Inability to Determine Interest Rate..............................28
         2.13     Pro Rata Treatment and Payments...................................29
         2.14     Requirements of Law...............................................30
         2.15     Taxes.............................................................31
         2.16     Indemnity.........................................................33
         2.17     Illegality........................................................33
         2.18     Change of Lending Office..........................................34
         2.19     Extension of Termination Date.....................................34
         2.20     Commitment Increases..............................................35

Section 3.LETTERS OF CREDIT.........................................................36
         3.1      L/C Commitment....................................................36
         3.2      Procedure for Issuance of Letter of Credit........................36
         3.3      Fees and Other Charges............................................37
         3.4      L/C Participations................................................37
         3.5      Reimbursement Obligation of the Borrower..........................38
         3.6      Obligations Absolute..............................................39
         3.7      Letter of Credit Payments.........................................39
         3.8      Applications......................................................40

Section 4.BORROWING BASE PROPERTIES.................................................40
         4.1      Acceptance of Borrowing Base Properties...........................40
         4.2      Release of Borrowing Base Properties..............................43
         4.3      Frequency of Calculations of Borrowing Base.......................43
         4.4      Appraisals Required by Governmental Authorities...................44
         4.5      Recording of Mortgages............................................44
         4.6      Status of Escrowed Documents......................................46

                                                                                   Page
Section 5.REPRESENTATIONS AND WARRANTIES............................................46
         5.1      Financial Condition...............................................47
         5.2      No Change.........................................................47
         5.3      Corporate Existence; Compliance with Law..........................47
         5.4      Corporate Power; Authorization; Enforceable Obligations...........48
         5.5      No Legal Bar......................................................48
         5.6      No Material Litigation............................................48
         5.7      No Default........................................................49
         5.8      Ownership of Property; Liens......................................49
         5.9      Intellectual Property.............................................49
         5.10     Taxes.............................................................49
         5.11     Federal Regulations...............................................49
         5.12     Labor Matters.....................................................49
         5.13     ERISA.............................................................50
         5.14     Investment Company Act; Other Regulations.........................50
         5.15     Subsidiaries......................................................50
         5.16     Use of Proceeds...................................................50
         5.17     Environmental Matters.............................................51
         5.18     Accuracy of Information, etc......................................52
         5.19     Security Documents................................................52
         5.20     Solvency..........................................................53
         5.21     REIT Status; Borrower Tax Status; Listing.........................53
         5.22     Regulation H......................................................53

Section 6.CONDITIONS PRECEDENT......................................................53
         6.1      Conditions to Initial Extension of Credit.........................53
         6.2      Conditions to Each Extension of Credit............................57
         6.3      Conditions to Borrowing Base Properties...........................57

Section 7.AFFIRMATIVE COVENANTS.....................................................60
         7.1      Financial Statements..............................................61
         7.2      Certificates; Other Information...................................61
         7.3      Payment of Obligations............................................63
         7.4      Conduct of Business and Maintenance of Existence; Compliance......63
         7.5      Maintenance of Property; Insurance................................63
         7.6      Inspection of Property; Books and Records; Discussions............63
         7.7      Notices...........................................................64
         7.8      Environmental Laws................................................65
         7.9      Interest Rate Protection..........................................65
         7.10     Additional Collateral, etc........................................65
         7.11     Further Assurances................................................66
         7.12     Maintenance of Occupancy Rate.....................................66

Section 8.NEGATIVE COVENANTS........................................................67
         8.1      Financial Condition Covenants.....................................67
         8.2      Limitation on Indebtedness........................................67
         8.3      Limitation on Liens...............................................68

                                                                                   Page
         8.4      Limitation on Fundamental Changes.................................69
         8.5      Limitation on Disposition of Property.............................69
         8.6      Limitation on Restricted Payments.................................70
         8.7      Limitation on Investments.........................................71
         8.8      Limitation on Transactions with Affiliates........................72
         8.9      Limitation on Sales and Leasebacks................................72
         8.10     Limitation on Changes in Fiscal Periods...........................72
         8.11     Limitation on Negative Pledge Clauses.............................72
         8.12     Limitation on Restrictions on Subsidiary Distributions............72
         8.13     Limitation on Lines of Business...................................73
         8.14     Limitation on Subject Property and Ground Leases..................73
         8.15     Special Covenants Relating to the REIT............................73
         8.16     Taxation of the Borrower..........................................73
         8.17     Limitation on Hedge Agreements....................................74

Section 9.EVENTS OF DEFAULT.........................................................74

Section 10.THE AGENTS...............................................................77
         10.1     Appointment.......................................................77
         10.2     Delegation of Duties..............................................77
         10.3     Exculpatory Provisions............................................77
         10.4     Reliance by Agents................................................77
         10.5     Notice of Default.................................................78
         10.6     Non-Reliance on Agents and Other Lenders..........................78
         10.7     Indemnification...................................................79
         10.8     Agent in Its Individual Capacity..................................79
         10.9     Successor Administrative Agent....................................79
         10.10    Authorization to Release Liens and Guarantees.....................80
         10.11    The Arrangers; the Syndication Agent..............................80

Section 11.MISCELLANEOUS............................................................80
         11.1     Amendments and Waivers............................................80
         11.2     Notices...........................................................81
         11.3     No Waiver; Cumulative Remedies....................................83
         11.4     Survival of Representations and Warranties........................84
         11.5     Payment of Expenses...............................................84
         11.6     Successors and Assigns; Participations and Assignments............85
         11.7     Adjustments; Set-off..............................................88
         11.8     Counterparts......................................................89
         11.9     Severability......................................................89
         11.10    Integration.......................................................89
         11.11    GOVERNING LAW.....................................................89
         11.12    Submission To Jurisdiction; Waivers...............................89
         11.13    Acknowledgments...................................................90
         11.14    Confidentiality...................................................90
         11.15    Release of Collateral and Guarantee Obligations...................91
         11.16    Accounting Changes................................................91

                                                                                   Page
         11.17    Delivery of Lender Addenda........................................92
         11.18    WAIVERS OF JURY TRIAL.............................................92

ANNEXES:

A        Pricing Grid

SCHEDULES:

1.1A           Initial Borrowing Base Properties
1.1B           Real Property
4.1(b)         Limited Review Criteria
5.4            Consents, Authorizations, Filings and Notices
5.15           Subsidiaries
5.19(a)-1      UCC Filing Jurisdictions
5.19(a)-2      UCC Financing Statements to Remain on File
5.19(a)-3      UCC Financing Statements to be Terminated
5.19(b)        Mortgage Filing Jurisdictions
6.1(c)         Terminated Indebtedness
8.2(d)         Existing Indebtedness
8.2(f)         Exceptions to Non-Recourse
8.3(f)         Existing Liens

EXHIBITS:

A        Form of Guarantee and Collateral Agreement
B        Form of Compliance Certificate
C        Form of Closing Certificate
D        Form of Mortgage
E        Form of Assignment and Acceptance
F        Form of Legal Opinion of Hogan & Hartson L.L.P.
G        Form of Note
H        Form of Exemption Certificate
I        Form of Lender Addendum
J        Form of Borrowing Notice
K-1      Form of New Lender Supplement
K-2      Form of Commitment Increase Supplement
L        Form of Borrowing Base Certificate
M        Form of Borrowing Base Property Officer's Certificate
N        Form of Escrow Agreement
O        Form of Environmental Indemnity Agreement

                  CREDIT AGREEMENT, dated as of October __, 2004, among U-STORE-IT TRUST, a Maryland real estate investment trust (the "REIT"), U-STORE-IT, L.P., a Delaware limited partnership (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), LEHMAN BROTHERS INC. and WACHOVIA CAPITAL MARKETS, LLC, as joint advisors, joint lead arrangers and joint bookrunners (collectively, in such capacity, the "Arrangers"), WACHOVIA CAPITAL MARKETS, LLC, as syndication agent (in such capacity, the "Syndication Agent"), and LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:

                  WHEREAS, the existing equity holders (the "Existing Equity Holders") of the Borrower have formed the REIT and contributed substantially all of the outstanding equity interests of the Borrower held by the Existing Equity Holders to the REIT in a series of one or more transactions (the
"Restructuring") and the remaining partnership interests are owned by the members of the Permitted Investors;

                  WHEREAS, the Borrower and its Subsidiaries intend to obtain collateralized mortgage-backed security financing of certain of their real property with gross proceeds equal to approximately $270,000,000 (the "CMBS Financing");

                  WHEREAS, the shares of common stock of the REIT will be offered pursuant to an initial public offering (the "IPO");

                  WHEREAS, in connection with the Restructuring, the CMBS Financing and the IPO, the Borrower requested that the Lenders make available a revolving credit facility in an aggregate amount equal to $150,000,000; and

                  WHEREAS, the Lenders are willing to make such credit facilities available upon and subject to the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

                             Section 1. DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

                  "Acquisition Price": with respect to any Subject Property, the purchase price paid by the Borrower or any of its Subsidiaries for such Property less closing costs and any amounts paid by the Borrower or such Subsidiary as a purchase price adjustment, to be held in escrow, to be retained as a contingency reserve, or other similar amounts.

                  "Adjusted Asset Value": with respect to any Subject Property, on any date of determination, (i) with respect to any Subject Property owned in fee simple or leased by the REIT or any of its Subsidiaries for more than two full fiscal quarters ended prior to such date of determination and for which financial statements are available, an amount equal to (a) the Net Operating Income of such Subject Property for the two full fiscal quarters of the Borrower most recently ended for which financial statements are available multiplied by two divided by (b) the Capitalization Rate and (ii) otherwise, an amount equal to 90% of the Acquisition Price of such Property, provided that, if an Appraisal has been obtained with respect to such Subject Property, then the Adjusted Asset Value shall be an amount equal to the lesser of (x) the Appraised Value of such Property and (y) the value determined pursuant to the preceding clause (i) or (ii), as applicable. Notwithstanding the foregoing, the Adjusted Asset Value for any Lease-Up Property shall be an amount equal to 90% of the Acquisition Price of such Property.

                  "Adjusted EBITDA": for any period, Consolidated EBITDA for such period less Reserves for Capital Expenditures for all Subject Properties for such period.

                  "Adjusted Total Revenue": for any period, an amount equal to
(i) the total revenue of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, minus (ii) the aggregate amount of total revenue of all the Excluded Financing Subsidiaries for such period.

                  "Adjustment Date":  as defined in the Pricing Grid.

                  "Administrative Agent":  as defined in the preamble hereto.

                  "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Agents": the collective reference to the Syndication Agent and the Administrative Agent.

                  "Aggregate Exposure": with respect to any Lender at any time, an amount equal to the amount of such Lender's Commitment then in effect or, if the Commitments have been terminated, the amount of such Lender's Extensions of Credit then outstanding.

                  "Aggregate Exposure Percentage": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the sum of the Aggregate Exposures of all Lenders at such time.

                  "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Anticipated Mortgage Payment": for any period of determination, an amount equal to the annual principal and interest payment sufficient to amortize in full during a 30-year period an amount equal to the average daily aggregate Total Extensions of Credit during such period, calculated using an interest rate equal to the greater of (i) the yield on a 10-year United

States Treasury Note at such time as determined by the Administrative Agent plus 1.50% or (ii) 8.5%.

                  "Applicable Margin": for each Type of Loan, the rate per annum set forth under the relevant column heading below:

           Base Rate                        Eurodollar
             Loans                            Loans
           ---------                        ----------
             0.75%                            1.75%

; provided, that on and after the first Adjustment Date occurring after the completion of two full fiscal quarters of the Borrower after the Closing Date, the Applicable Margin will be determined pursuant to the Pricing Grid.

                  "Applicable Reserve Amount": $0.15.

                  "Application": an application, in such form as the relevant Issuing Lender may specify from time to time, requesting such Issuing Lender to issue a Letter of Credit.

                  "Appraisal": with respect to any Subject Property, an appraisal commissioned by and addressed to the Administrative Agent, conforming with the Uniform Standards of Professional Appraisal Practice as defined by The Appraisal Foundation and in form and substance reasonably acceptable to the Administrative Agent, prepared by a professional appraiser acceptable to the Administrative Agent, having at least the minimum qualifications required by any Governmental Authority governing the Administrative Agent and the Lenders, including FIRREA, and determining the "as is" market value of such Property in its current condition as of such date as between a willing buyer and a willing seller.

                  "Appraised Value": with respect to any Subject Property, the "as is" market value of such Property as reflected in the most recent Appraisal of such Property.

                  "Asset Value": with respect to any Subject Property, on any date of determination, (i) with respect to any Subject Property owned by the REIT or any of its Subsidiaries for more than two full fiscal quarters ended prior to such date of determination and for which financial statements are available, an amount equal to (a) the Adjusted EBITDA of such Subject Property for the two full fiscal quarters of the Borrower most recently ended for which financial statements are available multiplied by two divided by (b) the Capitalization Rate and (ii) otherwise, an amount equal to 90% of the Acquisition Price of such Property. Notwithstanding the foregoing, the Asset Value for any Lease-Up Property shall be an amount equal to 90% of the Acquisition Price of such Property.

                  "Arrangers":  as defined in the preamble hereto.

                  "Assignee":  as defined in Section 11.6(c).

                  "Assignor":  as defined in Section 11.6(c).

                  "Available Commitment": with respect to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Commitment then in effect over (b) such Lender's Extensions of Credit then outstanding.

                  "Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the prime lending rate as set forth on the British Banking Association Telerate Page 5 (or such other comparable publicly available page as may, in the reasonable opinion of the Administrative Agent after notice to the Borrower, replace such page for the purpose of displaying such rate if such rate no longer appears on the British Bankers Association Telerate page 5), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually available. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "Base Rate Loans": Loans for which the applicable rate of interest is based upon the Base Rate.

                  "Benefitted Lender":  as defined in Section 11.7.

                  "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

                  "Borrower":  as defined in the preamble hereto.

                  "Borrowing Base": on any date of determination, an amount equal to the lesser of:

                  (i) (x) the sum of the Borrowing Base Values of the Borrowing Base Properties for such date as set forth in the most recent Borrowing Base Report delivered by the Borrower pursuant to Section 4.2(b),
         Section 6.1(s), Section 6.3(h) or Section 7.2(f) multiplied by (y) 0.60, provided that, the Borrowing Base Value of all Lease-Up Properties may not exceed 10% of the Borrowing Base and any excess of such amounts shall be excluded when determining the Borrowing Base; and

                  (ii) the maximum amount necessary to cause the ratio of (x) the Net Operating Income for all Borrowing Base Properties for the period of two consecutive fiscal quarters of the REIT most recently ended for which financial statements are available multiplied by two to
         (y) the Anticipated Mortgage Payment for such period to be equal to
         1.50 to 1.00.

                  "Borrowing Base Leverage Ratio": on any date of determination, the ratio of (a) the Total Extensions of Credit on such date to (b) the sum of the Borrowing Base Values of the Borrowing Base Properties for such date as set forth in the most recent Borrowing Base Report delivered by the Borrower pursuant to Section 4.2(b), Section 6.1(s), Section 6.3(h) or Section 7.2(f).

                  "Borrowing Base Property": (a) each Subject Property owned in fee simple or leased by a Loan Party and listed on Schedule 1.1A on the Closing Date and (b) each Subject Property owned in fee simple or leased by a Loan Party and (i) which the Administrative Agent and, to the extent required, the Required Lenders have agreed to include in the calculation of the Borrowing Base pursuant to Section 4.1 and (ii) with respect to which the Administrative Agent has received all documents required to be executed and delivered pursuant to Section
4.1 and Section 6.3.

                  "Borrowing Base Report": a report substantially in the form of Exhibit L, executed and certified by the chief financial officer or the controller of the Borrower, setting forth the calculations required to establish the Borrowing Base Value for each Borrowing Base Property and the Borrowing Base for all Borrowing Base Properties, with supporting detail reasonably satisfactory to the Administrative Agent.

                  "Borrowing Base Value": with respect to each Borrowing Base Property, on any date of determination, (i) if such Borrowing Base Property has been owned in fee simple or leased by any Loan Party for more than two full fiscal quarters ended prior to such date of determination and financial statements are available for such period, an amount equal to (a) the Net Operating Income of such Borrowing Base Property for the two full fiscal quarters of the Borrower most recently ended for which financial statements are available multiplied by two divided by (b) the Capitalization Rate, and (ii) otherwise, an amount equal to 90% of the Acquisition Price of such Borrowing Base Property, provided that, if an Appraisal has been obtained with respect to such Borrowing Base Property, then the Borrowing Base Value shall be an amount equal to the lesser of (x) the Appraised Value of such Property and (y) the value determined pursuant to the preceding clause (i) or (ii), as applicable. Notwithstanding the foregoing, (1) the Borrowing Base Value for any Lease-Up Property shall be an amount equal to 90% of the Acquisition Price of such Property and (2) the Borrowing Base Value of any of the following types of Subject Property shall be $0:

                  (A) Subject Property not owned in fee simple by a Loan Party, unless a Loan Party has a leasehold interest in such Property and the Administrative Agent has approved the applicable lease in writing, provided that, there may not be more than five Subject Properties leased by the Loan Parties included in the determination of the Borrowing Base at any one time;

                  (B) Subject Property, or any interest of a Loan Party therein, subject to a Lien (other than as permitted by Sections 8.3(b) through (e)) or a negative pledge clause;

                  (C) with respect to any Subject Property owned or leased by a
            Subsidiary Guarantor, the Borrower's direct or indirect ownership interest of such Subsidiary Guarantor is subject to a Lien (other than as permitted by Sections 8.3(b) through (e)) or a negative pledge clause;

                  (D) Subject Property with respect to which any Loan Party is prohibited from taking the following actions without the consent of any Person: (I) creating Liens on such Property as security for Indebtedness of such Loan Party and (II) the sale, transfer or other Disposition of such Property;

                  (E) Subject Property (other than a Lease-Up Property) on any date of determination, the Occupancy Rate of which is less than 50% on such date;

                  (F) Business Park Properties representing aggregate leaseable square footage in excess of 5% of the aggregate leaseable square footage of all Borrowing Base Properties;

                  (G) Subject Property subject to structural defects, title
            defects, environmental conditions or other adverse matters which materially and adversely affect the profitable operation of such Property as determined by the Administrative Agent in its sole discretion;

                  (H) Subject Property, at any time after the 90th day following the Recordation Date, for which the Administrative Agent does not have a valid and perfected first priority Lien on such Property and any Collateral relating to such Property;

                  (I) Subject Property with respect to which a Default under the related Mortgage has occurred and is continuing; and

                  (J) Subject Property designated by the Borrower as having a
            Borrowing Base Value of $0, provided that, the Borrower may rescind such designation upon written notice to the Administrative Agent.

                  "Borrowing Date": any Business Day specified by the Borrower as a date on which the Borrower requests the Lenders to make Loans hereunder.

                  "Borrowing Notice": with respect to any request for borrowing of Loans hereunder, a notice from the Borrower, substantially in the form of, and containing the information prescribed by, Exhibit J, delivered to the Administrative Agent.

                  "Business Day": (a) for all purposes other than as covered by clause (b) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and
(b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

                  "Business Park Property": a business park owned and operated by the Borrower or any of its Subsidiaries immediately adjacent to a Storage Property.

                  "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized under GAAP on a balance sheet of such Person.

                  "Capital Lease Obligations": with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "Capitalization Rate":  8.50%.

                  "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by Standard & Poor's Ratings Services ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; and (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

                  "Change of Control": the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 25% of the outstanding common stock of the REIT; (b) the board of directors of the REIT shall cease to consist of a majority of Continuing Directors; or (c) the REIT shall cease to own and control, of record and beneficially, directly, 75% of each class of outstanding Capital Stock of the Borrower free and clear of all Liens (except Liens created by the Guarantee and Collateral Agreement).

                  "Closing Date": the date on which the conditions precedent set forth in Section 6.1 shall have been satisfied, which date shall be not later than October __, 2004.

                  "CMBS Financing": as defined in the recitals.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "Commitment": as to any Lender, the obligation of such Lender to make Loans and participate in Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Total Commitments is $150,000,000.

                  "Commitment Fee Rate": 0.25% per annum; provided, that on and after the first Adjustment Date occurring after the completion of two full fiscal quarters of the Borrower after the Closing Date, the Commitment Fee Rate will be as determined pursuant to the Pricing Grid.

                  "Commitment Increase Notice": as defined in Section 2.20(a).

                  "Commitment Percentage": as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the Total Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender's Extensions of Credit then outstanding constitutes of the Total Extensions of Credit then outstanding).

                  "Commitment Period": the period from and including the Closing Date to the Termination Date.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

                  "Compliance Certificate": a certificate duly executed by a Responsible Officer, substantially in the form of Exhibit B.

                  "Confidential Information Memorandum": a collective reference to the marketing materials furnished to the initial Lenders in connection with the syndication of the Facility.

                  "Consolidated Adjusted Asset Value": on any date of determination, the sum (without duplication) of (a) the aggregate Adjusted Asset Value of all Subject Properties on such date plus (b) the book value (determined in accordance with GAAP) of all other tangible assets of the REIT and its Subsidiaries on such date, provided that, (x) the portion of the Consolidated

Adjusted Asset Value attributable to clause (b) above shall not exceed 5% of the Consolidated Adjusted Asset Value and (y) the portion of the Consolidated Adjusted Asset Value attributable to Lease-Up Properties shall not exceed 10% of the Consolidated Adjusted Asset Value and any excess of such amounts shall be excluded when determining the Consolidated Adjusted Asset Value.

                  "Consolidated EBITDA": for any period, Consolidated Net Income of the REIT and its Subsidiaries for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense of the REIT and its Subsidiaries, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business), and (f) any other non-cash charges, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income (except to the extent deducted in determining such Consolidated Net Income), (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), (c) any other non-cash income and (d) any cash payments made during such period in respect of items described in clause (e) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income, all as determined on a consolidated basis.

                  "Consolidated Fixed Charge Coverage Ratio": for any period, the ratio of (a) Adjusted EBITDA for such period to (b) Consolidated Fixed Charges for such period.

                  "Consolidated Fixed Charges": for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period, (b) all regularly scheduled payments made during such period on account of principal of Indebtedness of the REIT or any of its Subsidiaries, other than balloon principal, bullet or similar principal payments which repays in full such Indebtedness, and (c) the REIT's and its Subsidiaries' pro-rata share of all expenses and payments referred to in the preceding clauses (a) and (b) of any unconsolidated Person in which they have an equity interest.

                  "Consolidated Interest Coverage Ratio": for any period, the ratio of (a) Adjusted EBITDA for such period to (b) Consolidated Interest Expense for such period.

                  "Consolidated Interest Expense": for any period, the total interest expense of the REIT and its Subsidiaries (including that attributable to Capital Lease Obligations and any capitalized interest expense) for such period with respect to all outstanding Indebtedness of the REIT and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed by the REIT and its Subsidiaries with respect to letters of credit, bankers' acceptance financing and net costs of the REIT and its Subsidiaries under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP, plus the REIT's and its Subsidiaries' pro-rata share of all such expenses of any unconsolidated Person in which they have an equity interest.

                  "Consolidated Leverage Ratio": on any date of determination, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated Adjusted Asset Value in effect on such day.

                  "Consolidated Net Income": of any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that in calculating Consolidated Net Income of the REIT and its consolidated Subsidiaries for any period, there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the REIT or is merged into or consolidated with the REIT or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the REIT or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the REIT or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the REIT to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

                  "Consolidated Total Asset Value": on any date of determination, the sum (without duplication) of (a) the aggregate Asset Value of all Subject Properties on such date plus (b) the book value (determined in accordance with GAAP) of all other tangible assets of the REIT and its Subsidiaries on such date, provided that, (x) the portion of the Consolidated Total Asset Value attributable to clause (b) above shall not exceed 5% of the Consolidated Total Asset Value and (y) the portion of the Consolidated Total Asset Value attributable to Lease-Up Properties shall not exceed 10% of the Consolidated Total Asset Value and any excess of such amounts shall be excluded when determining the Consolidated Total Asset Value.

                  "Consolidated Total Debt": at any date, the aggregate principal amount of all Indebtedness of the REIT and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

                  "Construction Budget": the fully-budgeted costs for the acquisition and construction of a given piece of real property (including the cost of acquiring such piece of real property) as reasonably determined by the Borrower in good faith.

                  "Continuing Directors": the directors of the REIT on the Closing Date, after giving effect to the IPO and the other transactions contemplated hereby, and each other director of the REIT, if, in each case, such other director's nomination for election to the board of directors of the REIT is recommended by at least 66 2/3% of the then Continuing Directors.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

                  "Control Investment Affiliate": as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Default": any of the events specified in Section 9, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Derivatives Counterparty": as defined in Section 8.6.

                  "Disposition": with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms "Dispose" and "Disposed of" shall have correlative meanings.

                  "Dollars" and "$": dollars in lawful currency of the United States of America.

                  "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States of America.

                  "Environmental Indemnity Agreement": the Environmental Indemnity Agreement to be executed and delivered by each Loan Party executing a mortgage, substantially in the form of Exhibit O.

                  "Environmental Laws": any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

                  "Environmental Permits": any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations under any Environmental Law.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Escrow Agent": _____________, and its successors and assigns.

                  "Escrow Agreement": the Escrow Agreement to be executed and delivered by the REIT, the Borrower, the Subsidiary Guarantors, the Administrative Agent and the Escrow Agent, substantially in the form of Exhibit O, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Eurocurrency Reserve Requirements": for any day, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent.

                  "Eurodollar Loans": Loans for which the applicable rate of interest is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
--------------------------------------------------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "Eurodollar Tranche": the collective reference to Eurodollar Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "Event of Default": any of the events specified in Section 9, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Exchange Act": the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

                  "Excluded Foreign Subsidiary": any Foreign Subsidiary in respect of which either (a) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower.

                  "Excluded Financing Subsidiary": any Subsidiary of the Borrower (i) which is the primary obligor with respect to any Indebtedness outstanding under Section 8.2(d) or 8.2(f) and such Indebtedness expressly prohibits the pledge of the Capital Stock of such Subsidiary to secure the Obligations and (ii) which does not own or lease a Borrowing Base Property.

                  "Extensions of Credit": as to any Lender at any time an amount equal to the sum of (a) the aggregate principal amount of all Loans made by such Lender then outstanding and (b) such Lender's Commitment Percentage of the L/C Obligations then outstanding.

                  "Facility": the Commitments and the extensions of credit made thereunder.

                  "Fair Market Value": with respect to any asset, the price which could be negotiated in an arm's length transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the board of directors of the general partner of the Borrower acting in good faith and evidenced by a board resolution thereof delivered to the Administrative Agent or, with respect to any asset valued at less than $1,000,000, such determination may be by a duly authorized officer of the Borrower evidenced by a certificate of Responsible Officer delivered to the Administrative Agent.

                  "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

                  "FIRREA": the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

                  "Foreign Subsidiary": any Subsidiary of the Borrower that is not a Domestic Subsidiary.

                  "Funding Office": the office specified from time to time by the Administrative Agent as its funding office by notice to the Borrower and the Lenders.

                  "Funds From Operations": for any period, with respect to the REIT and its Subsidiaries, Consolidated Net Income of the REIT and its Subsidiaries for such period, plus real estate depreciation and amortization (excluding amortization of financing costs), plus amortization associated with the purchase of property management companies, plus non-charges for the impairment of real estate assets for such period, minus, to the extent included in the statement of such Consolidated Net Income for such period (without duplication), gains or losses from debt restructuring and sales of property, and after adjustments for unconsolidated partnerships and joint ventures (with adjustments for unconsolidated partnerships and joint ventures calculated to reflect funds from operations on the same basis) together with adjustments for the non-cash deferred portion of any income tax provision for unconsolidated subsidiaries and the payment of dividends on preferred stock, as interpreted by the National Association of Real Estate Investment Trusts in its March, 1995, White Paper on Funds From Operations; provided that, the following shall be excluded when calculating "Funds From Operations": (i) non-cash adjustments for loan amortization costs, and (ii) interest expense charges (or benefits) for minority interest marked-to-market adjustments arising under Statement of

Financial Accounting Standards No. 150 of the Financial Accounting Standards Board ("FAS 150") as interpreted under GAAP.

                  "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

                  "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement to be executed and delivered by the REIT, the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Guarantors": the collective reference to the REIT and the Subsidiary Guarantors.

                  "Hedge Agreements": all interest rate or currency swaps, caps or collar agreements, foreign exchange agreements, commodity contracts or similar arrangements entered into by the Borrower or its Subsidiaries providing for protection against fluctuations in interest rates, currency exchange rates, commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies.

                  "Increase Effective Date": the date on which the Administrative Agent shall have received a Commitment Increase Notice and all conditions precedent to the effectiveness of the related Commitment increase set forth in Section 2.20 shall have been satisfied, which date shall occur no later than the second anniversary of the Closing Date.

                  "Increase Option Period": the period beginning on the Closing Date to, but excluding, the date that is the second anniversary of the Closing Date.

                  "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit, surety bond or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and
(j) for the purposes of Section 9(e) only, all obligations of such Person in respect of Hedge Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor, provided that, Indebtedness shall include such Person's pro-rata share of any Indebtedness of any joint venture in which such Person is a partner, regardless if such Person is liable therefor.

                  "Indemnified Liabilities": as defined in Section 11.5.

                  "Indemnitee": as defined in Section 11.5.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "Interest Payment Date": (a) as to any Base Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or shorter, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Base Rate Loan), the date of any repayment or prepayment made in respect thereof.

                  "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 11:00 A.M., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (1) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (2) any Interest Period that would otherwise extend beyond the Termination Date shall end on the Termination Date; and

                  (3) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

                  "Investments": as defined in Section 8.7.

                  "IPO": as defined in the recitals.

                  "Issuing Lender": Wachovia Bank, National Association or any Lender from time to time designated by the Borrower as an Issuing Lender with the consent of such Lender and the Administrative Agent.

                  "L/C Commitment": $10,000,000.

                  "L/C Fee Payment Date": the last day of each March, June, September and December and the last day of the Commitment Period.

                  "L/C Obligations": at any time, an amount equal to the sum of
(a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

                  "L/C Participants": with respect to any Letter of Credit, the collective reference to all the Lenders other than the Issuing Lender that issued such Letter of Credit.

                  "Lease-Up Property": any Subject Property upon which construction of all improvements has been completed but has not reached stabilization. For the purposes of this definition, the "stabilization" of any Subject Property is the earlier to occur of (a) the first date on which the Occupancy Rate equals or exceeds 65% and (b) the date that is twelve months after the completion of such construction.

                  "Lehman Entity": any of Lehman Commercial Paper Inc. or any of its affiliates (including Syndicated Loan Funding Trust).

                  "Lender Addendum": with respect to any initial Lender, a Lender Addendum, substantially in the form of Exhibit I, to be executed and delivered by such Lender on the Closing Date as provided in Section 11.17.

                  "Lenders": as defined in the preamble hereto.

                  "Letters of Credit": as defined in Section 3.1(a).

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

                  "Loan": any loan made by any Lender pursuant to this Agreement.

                  "Loans": as defined in Section 2.1.

                  "Loan Documents": this Agreement, the Security Documents, the Environmental Indemnity Agreement, the Escrow Agreement, the Applications and the Notes.

                  "Loan Parties": the REIT, the Borrower and each Subsidiary of the Borrower that is a party to a Loan Document.

                  "Material Adverse Effect": a material adverse effect on (a) the Transactions, (b) the business, assets, property, operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agents or the Lenders hereunder or thereunder.

                  "Material Environmental Amount": an amount or amounts payable by the Borrower and/or any of its Subsidiaries, in the aggregate in excess of $1,000,000, for: costs to comply with any Environmental Law; costs of any investigation, and any remediation, of any Material of Environmental Concern; and compensatory damages (including, without limitation damages to natural resources), punitive damages, fines, and penalties pursuant to any Environmental Law.

                  "Material Subsidiary": any Subsidiary of the Borrower (other than any Excluded Foreign Subsidiary or Excluded Financing Subsidiary or any Subsidiary of an Excluded Foreign Subsidiary or Excluded Financing Subsidiary) which (a) owns, or otherwise has any interest in, any Borrowing Base Property or any other property or asset which is taken into account when calculating Borrowing Base Value; (b) has total assets greater than or equal to 5% of total assets of the Borrower determined on a consolidated basis (calculated as of the end of the fiscal quarter most recently ending for which financial statements are available) or (c) has total revenues greater than or equal to 5% of the total revenues of the Borrower determined on a consolidated basis (calculated for the fiscal quarter most recently ending for which financial statements are available). In any event, the term "Material Subsidiaries" shall mean and include all Subsidiaries of the Borrower, which, together with the Borrower, account for 90% or more of the Adjusted Total Revenue of the Borrower determined on a consolidated basis for the fiscal quarter most recently ended for which financial statements are available. If more than one combination of Subsidiaries satisfies such threshold, then those Subsidiaries so determined to be "Material Subsidiaries" shall be specified by the Borrower. Schedule 5.15 sets forth the Material Subsidiaries as of the Closing Date.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances or forces of any kind, whether or not any such substance or force is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

                  "Mortgages": each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit D (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), as the same may be amended, supplemented or otherwise modified from time to time.

                  "Multiemployer Plan": a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Operating Income": with respect to any Subject Property for any period, the sum (without duplication) of (a) rents and other revenues received in the ordinary course of business from operating such Property (including the proceeds of rent loss insurance, but excluding pre-paid rents and revenues and security deposits (except to the extent applied in satisfaction of tenants' obligations for rents)) during such period minus (b) all expenses paid or accrued related to the ownership, operation or maintenance of such Property, including, but not limited to, taxes, assessments and other similar charges, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses and on-site marketing expenses during such period minus (c) Reserves for Capital Expenditures with respect to such Property for such period minus (d) an implied management fee in an amount equal to 5.0% of the total gross revenues for such Property for such period.

                  "Net Proceeds": with respect to any issuance or sale of equity securities of any Person, the aggregate amount of all cash proceeds and the Fair Market Value of all other Property received by such Person from such issuance, net of investment banking fees, legal fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred by such Person in connection therewith.

                  "New Lender": as defined in Section 2.20(b).

                  "Non-Excluded Taxes": as defined in Section 2.15(a).

                  "Non-U.S. Lender": as defined in Section 2.15(d).

                  "Note": as defined in Section 2.3.

                  "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Reimbursement Obligations and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender or any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise; provided, that (i) obligations of the Borrower or any Subsidiary under any Specified Hedge Agreement shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (ii) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements.

                  "Occupancy Rate": with respect to any Subject Property on any date of determination, the ratio, expressed as a percentage of (a) the aggregate leaseable square footage of all completed space of such Property actually occupied by tenants that are not Affiliates of any Loan Party, paying rent at market rates pursuant to binding leases as to which no monetary default has occurred and has continued for a period in excess of 45 days to (b) the aggregate leaseable square footage of all completed space of such Property.

                  "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

                  "Participant": as defined in Section 11.6(b).

                  "Payment Office": the office specified from time to time by the Administrative Agent as its payment office by notice to the Borrower and the Lenders.

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

                  "Permitted Investors": the collective reference to Robert J. Amsdell, Barry L. Amsdell, Todd C. Amsdell, the Robert J. Amsdell Family Irrevocable Trust and the Loretta Amsdell Family Irrevocable Trust.

                  "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pricing Grid": the pricing grid attached hereto as Annex A.

                  "Pro Forma Balance Sheet": as defined in Section 5.1(a).

                  "Projections": as defined in Section 7.2(c).

                  "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

                  "Property Management Agreement": with respect to a Subject Property, an agreement entered into by a Loan Party to engage a Person to advise such Loan Party with respect to the management of such Property. As of the Closing Date, all Borrowing Base Properties are subject to the Property Management Agreement, dated as of October __, 2004, between the Borrower and YSI Management LLC, a Delaware corporation.

                  "Qualified Counterparty": with respect to any Specified Hedge Agreement, any counterparty thereto that, at the time such Specified Hedge Agreement was entered into, was a Lender or an affiliate of a Lender.

                  "Recordation Date": the earlier of: (i) the date on which an Event of Default shall have occurred and is continuing or (ii) the date on which the Administrative Agent receives notice pursuant to Section 7.2(g) stating that the Borrowing Base Leverage Ratio equals or exceeds 0.55 to 1.00.

                  "REIT": as defined in the preamble.

                  "REIT Status": with respect to any Person, (a) the qualification of such Person as a real estate investment trust under Sections 856 through 860 of the Code, and (b) the applicability to such Person and its shareholders of the method of taxation provided for in Sections 857 et seq. of the Code.

                  "Register": as defined in Section 11.6(d).

                  "Regulation H": Regulation H of the Board as in effect from time to time.

                  "Regulation U": Regulation U of the Board as in effect from time to time.

                  "Reimbursement Obligation": the obligation of the Borrower to reimburse each Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit issued by such Issuing Lender.

                  "Related Fund": with respect to any Lender, any fund that (x) invests in commercial loans and (y) is managed or advised by the same investment advisor as such Lender, by such Lender or an Affiliate of such Lender.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. Section 4043.

                  "Required Lenders": at any time, the holders of more than 66?% of the Total Commitments then in effect or, if the Commitments have been terminated, more than 66?% of the Total Extensions of Credit then outstanding.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

                  "Reserves for Capital Expenditures": with respect to any Subject Property for any period, an amount equal to (a) the aggregate leaseable square footage of all completed space of such Property multiplied by (b) the Applicable Reserve Amount multiplied by (c) the number of days actually elapsed during such period divided by (d) 365.

                  "Responsible Officer": the chief executive officer, president or chief financial officer of the general partner of the Borrower, but in any event, with respect to financial matters, the chief financial officer of the general partner of the Borrower.

                  "Restricted Payments": as defined in Section 8.6.

                  "Restructuring": as defined in the recitals.

                  "SEC": the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

                  "Secured Parties": as defined in the Guarantee and Collateral Agreement.

                  "Security Documents": the collective reference to the Guarantee and Collateral Agreement, the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

                  "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Solvent": with respect to any Person, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "Specified Hedge Agreement": any Hedge Agreement entered into by the Borrower or any Subsidiary Guarantor and any Qualified Counterparty.

                  "Storage Property": a self-storage facility owned and operated by the Borrower or any of its Subsidiaries.

                  "Subject Property": any Storage Property or Business Park Property.

                  "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Subsidiary Guarantor": each Subsidiary of the Borrower that is a party to the Guarantee and Collateral Agreement.

                  "Syndication Agent": as defined in the preamble hereto.

                  "Tangible Net Worth": for any Person on any date of determination, such Person's total stockholder's equity, plus accumulated depreciation and amortization, minus (to the extent reflected in determining stockholders' equity of such Person): (a) the amount of any write-up in the book value of any assets reflected in any balance sheet resulting from revaluation thereof or any write-up in excess of the cost of such assets acquired, and (b) the aggregate of all amounts appearing on the asset side of any such balance sheet for patents, patent applications, copyrights, trademarks, trade names, goodwill and other like assets which would be classified as intangible assets under GAAP.

                  "Termination Date": October __, 2007, as it may be extended pursuant to Section 2.19.

                  "Tie-In Jurisdiction": a jurisdiction in which a "tie-in" endorsement may be obtained for a title insurance policy covering real property located in such jurisdiction, which endorsement effectively ties coverage to other title insurance policies covering real property located in other jurisdictions.

                  "Total Commitments": at any time, the aggregate amount of the Commitments then in effect.

                  "Total Extensions of Credit": at any time, the aggregate amount of the Extensions of Credit of the Lenders outstanding at such time.

                  "Transactions": a collective reference to the Restructuring, the financing thereof pursuant to this Agreement, the CMBS Financing and the IPO.

                  "Transferee": as defined in Section 11.15.

                  "Type": as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

                  "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

                  "Wholly Owned Subsidiary Guarantor": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

                  1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                  (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the REIT, the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (e) All calculations of financial ratios set forth in Section
8.1 and the calculation of the ratio of Consolidated Total Debt to Consolidated Total Asset Value for purposes of determining the Applicable Margin shall be calculated to the same number of decimal places as the relevant ratios are expressed in and shall be rounded upward if the number in the decimal place immediately following the last calculated decimal place is five or greater. For example, if the relevant ratio is to be calculated to the hundredth decimal place and the calculation of the ratio is 5.126, the ratio will be rounded up to 5.13.

                  Section 2. AMOUNT AND TERMS OF COMMITMENTS

                  2.1 Commitments. (a) Subject to the terms and conditions hereof, the Lenders severally agree to make revolving credit loans ("Loans") to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding (i) for each Lender which, when added to such Lender's Commitment Percentage of the L/C Obligations then outstanding, does not exceed the amount of such Lender's Commitment and (ii) for all Lenders, does not exceed the Borrowing Base at such time. During the Commitment Period the Borrower may use the Commitments by borrowing, prepaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.8, provided that no Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Termination Date.

                  (b) The Borrower shall repay all outstanding Loans on the Termination Date.

                  2.2 Procedure for Borrowing. The Borrower may borrow under the Commitments on any Business Day during the Commitment Period, provided that the Borrower shall deliver to the Administrative Agent a Borrowing Notice (which Borrowing Notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans). Any Loans made on the Closing Date shall initially be Base Rate Loans, and no Loan may be made as, converted into or continued as a Eurodollar Loan having an Interest Period in excess of one month prior to the date which is the earlier of (i) 60 days after the Closing Date and (ii) the date on which the Arrangers notify the Borrower that the primary syndication of the Facility is complete. Each borrowing of Loans under the Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple in excess of $100,000 thereof (or, if the then aggregate Available Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $2,000,000 or a whole multiple of $100,000 in excess thereof. Upon receipt of any such Borrowing Notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make its Commitment Percentage of the amount of each borrowing of Loans available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent in like funds as received by the Administrative Agent.

                  2.3 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Lender, the then unpaid principal amount of each Loan of such Lender on the Termination Date (or on such earlier date on which the Loans become due and payable pursuant to Section 9). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.10.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 11.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type of such Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

                  (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.3(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

                  (e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will promptly execute and deliver to such Lender a promissory note of the Borrower evidencing any Loans of such Lender, substantially in the form of Exhibit G (a "Note"), with appropriate insertions as to date and principal amount; provided, that delivery of Notes shall not be a condition precedent to the occurrence of the Closing Date or the making of the Loans or issuance of Letters of Credit on the Closing Date.

                  2.4 Commitment Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee for the period from and including the Closing Date to the last day of the Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date, commencing on the first of such dates to occur after the date hereof.

                  (b) The Borrower agrees to pay to the Administrative
Agent the fees in the amounts and on the dates from time to time agreed to in writing by the Borrower and the Administrative Agent.

                  2.5 Termination or Reduction of Commitments. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Commitments or, from time to time, to reduce the aggregate amount of the Commitments; provided that no such termination or reduction of Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the Total Extensions of Credit would exceed the Total Commitments. Any such reduction shall be in an amount equal to $10,000,000, or a whole multiple of $5,000,000 in excess thereof, and shall reduce permanently the Commitments then in effect.

                  2.6 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty (except as otherwise provided herein), upon irrevocable notice delivered to the Administrative Agent no later than 11:00 A.M., New York City time, three Business Days prior thereto in the case of Eurodollar Loans and no later than 11:00 A.M., New York City time, one Business Day prior thereto in the case of Base Rate Loans, which notice shall specify the date and amount of such prepayment and whether such prepayment is of Eurodollar Loans or Base Rate Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.16. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Base Rate Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof.

                  2.7 Mandatory Prepayments. If, on any date the Total Extensions of Credit exceeds the Borrowing Base in effect on such date, the Borrower shall repay the Total Extensions of Credit outstanding on such date to the extent of such excess (without resulting in a permanent reduction of the Commitments), provided that if the aggregate principal amount of Loans then outstanding is less than the amount of the Total Extensions of Credit outstanding on such date (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Secured Parties on terms and conditions satisfactory to the Administrative Agent.

                  2.8 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may be made only on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Required Lenders have, determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the Termination Date. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  (b) The Borrower may elect to continue any Eurodollar
Loan as such upon the expiration of the then current Interest Period with respect thereto by giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loan, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Required Lenders have, determined in its or their sole discretion not to permit such continuations or (ii) after the date that is one month prior to the Termination Date, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be converted automatically to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  2.9 Minimum Amounts and Maximum Number of Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $2,000,000 or a whole multiple of $100,000 in excess thereof and (b) no more than ten Eurodollar Tranches shall be outstanding at any one time.

                  2.10 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin in effect for such day.

                  (b) Each Base Rate Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to the Base Rate in effect for such day plus the Applicable Margin in effect for such day.

                  (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue) (to the extent legally permitted) shall bear interest at a rate per annum that is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans plus 2%, and
(ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans plus 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment).

                  (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

                  2.11 Computation of Interest and Fees. (a) Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans on which interest is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.10(a).

                  2.12 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to the Lenders (as conclusively certified by the Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans shall be converted, on the last day of the then current Interest Period with respect thereto, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

                  2.13 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee or Letter of Credit fee, and any reduction of the Commitments of the Lenders, shall be made pro rata according to the Commitment Percentages of the Lenders. Each payment of interest in respect of the Loans and each payment in respect of fees payable hereunder shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders.

                  (b) Each payment (including each prepayment) by the Borrower on account of principal of the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders. Each payment in respect of Reimbursement Obligations in respect of any Letter of Credit shall be made to the Issuing Lender that issued such Letter of Credit.

                  (c) The application of any payment of Loans (including optional and mandatory prepayments) shall be made, first, to Base Rate Loans and, second, to Eurodollar Loans. Each payment of the Loans (except in the case of Base Rate Loans) shall be accompanied by accrued interest to the date of such payment on the amount paid.

                  (d) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Payment Office, in Dollars and in immediately available funds. Any payment made by the Borrower after 12:00 Noon, New York City time, on any Business Day shall be deemed to have been on the next following Business Day. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

                  (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans, on demand, from the Borrower.

                  (f) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

                  (g) Upon receipt by the Administrative Agent of payments on behalf of Lenders, the Administrative Agent shall promptly distribute such payments to the Lender or Lenders entitled thereto, in like funds as received by the Administrative Agent.

                  2.14 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                           (i) shall subject any Lender to any tax of any kind
                  whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.15 and changes in the rate of tax on the overall net income of such Lender);

                           (ii) shall impose, modify or hold applicable any
                  reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                           (iii) shall impose on such Lender any other
                  condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

                  (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.15 Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any

Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or any Lender as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent's or such Lender's having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or any Other Taxes are required to be withheld from any amounts payable to any Agent or any Lender hereunder, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph (a).

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (d) Each Lender (or Transferee) that is not a "U.S. Person" as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" a statement substantially in the form of Exhibit H and a Form W-8BEN, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.


                  (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

                  2.16 Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or conversion of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.17 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.16.

                  2.18 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.14, 2.15(a) or 2.17 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.14, 2.15(a) or 2.17.

                  2.19 Extension of Termination Date. (a) Not earlier than 90 days prior to, nor later than 60 days prior to the Original Termination Date (as defined below), the Borrower may request by written notice to Administrative Agent (who shall promptly notify Lenders) a one-time, one year extension of the Termination Date. Such request shall include a certificate signed by a Responsible Officer stating that (i) the representations and warranties contained in Section 5 are true and correct on and as of the date of such certificate and (ii) no Default or Event of Default exists.

                  (b) The Termination Date shall be extended to the same date in the following calendar year, effective as of a date to be determined by Administrative Agent and the Borrower (the "Extension Effective Date"), and Administrative Agent shall promptly notify Lenders thereof. On or prior to the Extension Effective Date, the Borrower shall deliver to Administrative Agent, in form and substance satisfactory to Administrative Agent: (x) corporate resolutions and incumbency certificates of the Borrower dated as of the Extension Effective Date approving such extension, (y) new or amended Notes, if requested by any new or affected Lender, evidencing such new or extended Commitments and (z) an acknowledgment and consent from each Guarantor affirming the effectiveness of the Guarantee and Collateral Agreement and any Security Document to which it is a party after giving effect to the Termination Date, as extended hereunder.

                  (c) Only one extension of the Termination Date may be made, and the Termination Date shall not, in any event, be extended beyond October __, 2008.

                  (d) The Borrower shall pay to Administrative Agent, for the ratable benefit of the Lenders, an extension fee (the "Extension Fee") equal to 0.375% of the aggregate Commitments in effect on the Termination Date (without giving effect to any extension thereof pursuant to this Section 2.19, the "Original Termination Date"). The Extension Fee shall be payable on the Original Termination Date and such extension fees are fully earned on the date paid. The extension fee paid to each Lender is solely for its own account and is nonrefundable.

                  (e) Upon the satisfaction of the conditions by the Borrower referred to in this Section 2.19, the extension of the Termination Date pursuant to this Section 2.19 shall not require the consent of any Lender.

                  2.20 Commitment Increases. (a) In the event that the Borrower wishes to increase the Commitments at any time during the Increase Option Period when no Default or Event of Default has occurred and is continuing, subject to the approval of the Administrative Agent, it shall notify the Administrative Agent in writing of the amount (the "Offered Increase Amount") of such proposed increase (such notice, a "Commitment Increase Notice") in a minimum amount equal to at least $10,000,000. The Borrower may, at its election, (i) offer one or more of the Lenders the opportunity to provide all or a portion of any Offered Increase Amount pursuant to paragraph (c) below and/or (ii) with the consent of each Issuing Lender and the Administrative Agent (which consent shall not be unreasonably withheld), offer one or more additional banks, financial institutions or other entities the opportunity to provide all or a portion of such Offered Increase Amount pursuant to paragraph (b) below. Each Commitment Increase Notice shall specify which Lenders and/or banks, financial institutions or other entities the Borrower desires to provide such Offered Increase Amount. The Borrower or, if requested by the Borrower, the Administrative Agent will notify such Lenders, and/or banks, financial institutions or other entities of such offer.

                  (b) Any additional bank, financial institution or other entity which the Borrower selects to offer participation in any Offered Increase Amount and which elects to become a party to this Agreement and provide a Commitment in an amount so offered and accepted by it pursuant to clause (ii) of Section 2.20(a) shall execute a New Lender Supplement with the Borrower and the Administrative Agent, substantially in the form of Exhibit K-1, whereupon such bank, financial institution or other entity (herein called a "New Lender") shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, provided that, the Commitment of any such New Lender shall be in an amount not less than $5,000,000.

                  (c) Any Lender which accepts an offer to it by the Borrower to increase its Commitment pursuant to clause (i) of Section 2.20(a) shall, in each case, execute a Commitment Increase Supplement with the Borrower, the Issuing Banks and the Administrative Agent, substantially in the form of Exhibit K-2, whereupon such Lender shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Commitment as so increased.

                  (d) On any Increase Effective Date, (i) each bank, financial institution or other entity that is a New Lender pursuant to Section 2.20(b) or any Lender which has increased its Commitment pursuant to Section 2.20(c) shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other relevant Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other relevant Lenders, each Lender's portion of the outstanding Loans of all the Lenders to equal its Commitment Percentage of such outstanding Loans and (ii) the Borrower shall be deemed to have repaid and reborrowed all outstanding Loans as of the date of any increase in the Commitments (with such reborrowing to consist of the Types of Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrower in accordance with the requirements of Section 2.2). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence in respect of each Eurodollar Loan shall be subject to indemnification by the Borrower pursuant to the provisions of
Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods.

                  (e) Notwithstanding anything to the contrary in this Section 2.20, (i) in no event shall any transaction effected pursuant to this Section
2.20 cause the sum of Total Commitments to exceed $200,000,000, (ii) in no event may the Borrower deliver more than two Commitment Increase Notices, (iii) in no event shall there be more than two Increase Effective Dates and (iv) no Lender shall have any obligation to increase its Commitment unless it agrees to do so in its sole discretion. Any increase pursuant to this Section 2.20 shall not require the consent of the Lenders, other than the Lenders, if any, providing Commitments pursuant to Section 2.20(c).

                  (f) The Administrative Agent shall have received on or prior to each Increase Effective Date, for the benefit of the Lenders, (i) a legal opinion of counsel to the Borrower covering such matters as are customary for transactions of this type and such other matters as may be reasonably requested by the Administrative Agent, (ii) certified copies of resolutions of the Borrower authorizing such Offered Increase Amount and (iii) an acknowledgment and consent from each Guarantor affirming the effectiveness of the Guarantee and Collateral Agreement and any Security Document to which it is a party, after giving effect to the related increase.

                          SECTION 3. LETTERS OF CREDIT

                  3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue letters of credit (the "Letters of Credit") for the account of the Borrower on any Business Day during the Commitment Period in such form as may be approved from time to time by such Issuing Lender; provided, that no Issuing Lender shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment, (ii) the aggregate amount of the Available Commitments would be less than zero or (iii) the Total Extensions of Credit would exceed the Borrowing Base. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Termination Date; provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause
(y) above).

                  (b) No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

                  3.2 Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that an Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may request. Concurrently with the delivery of an Application to an Issuing Lender, the Borrower shall deliver a copy thereof to the Administrative Agent. Upon receipt of any Application, an Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the Borrower (but in no event shall any Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto). Promptly after issuance by an Issuing Lender of a Letter of Credit, such Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower. Each Issuing Lender shall promptly give notice to the Administrative Agent of the issuance of each Letter of Credit issued by such Issuing Lender (including the face amount thereof), and shall provide a copy of such Letter of Credit to the Administrative Agent as soon as possible after the date of issuance.

                  3.3 Fees and Other Charges. (a) The Borrower will pay a fee on the aggregate drawable amount of all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans, shared ratably among the Lenders in accordance with their respective Commitment Percentages and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the relevant Issuing Lender for its own account a fronting fee on the aggregate drawable amount of all outstanding Letters of Credit issued by it at a rate per annum agreed between the Borrower and such Issuing Lender, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date.

                  (b) In addition to the foregoing fees, the Borrower shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

                  3.4 L/C Participations. (a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce each Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk, an undivided interest equal to such L/C Participant's Commitment Percentage in each Issuing Lender's obligations and rights under each Letter of Credit issued by such Issuing Lender hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit issued by such Issuing Lender for which such Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Administrative Agent for the account of such Issuing Lender upon demand at such Issuing Lender's address for notices specified herein (and thereafter the Administrative Agent shall promptly pay to such Issuing Lender) an amount equal to such L/C Participant's Commitment Percentage of the amount of such draft, or any part thereof, that is not so reimbursed. Each L/C Participant's obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against the Issuing Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  (b) If any amount (a "Participation Amount") required to be paid by any L/C Participant to an Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is paid to such Issuing Lender within three Business Days after the date such payment is due, such Issuing Lender shall so notify the Administrative Agent, which shall promptly notify the L/C Participants, and each L/C Participant shall pay to the Administrative Agent, for the account of such Issuing Lender, on demand (and thereafter the Administrative Agent shall promptly pay to such Issuing Lender) an amount equal to the product of (i) such Participation Amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any Participation Amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Administrative Agent for the account of the relevant Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Administrative Agent on behalf of such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such Participation Amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans. A certificate of the Administrative Agent submitted on behalf of an Issuing Lender to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after an Issuing Lender has made payment under any Letter of Credit and has received from the Administrative Agent any L/C Participant's pro rata share of such payment in accordance with
Section 3.4(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to the Administrative Agent for the account of such L/C Participant (and thereafter the Administrative Agent will promptly distribute to such L/C Participant) its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to the Administrative Agent for the account of such Issuing Lender (and thereafter the Administrative Agent shall promptly return to such Issuing Lender) the portion thereof previously distributed by such Issuing Lender.

                  3.5 Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse each Issuing Lender, on each date on which such Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by such Issuing

Lender, for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment (the amounts described in the foregoing clauses (a) and (b) in respect of any drawing, collectively, the "Payment Amount"). Each such payment shall be made to such Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on each Payment Amount from the date of the applicable drawing until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.10(b) and (ii) thereafter, Section 2.10(c). Each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 9(f) shall have occurred and be continuing with respect to the Borrower, in which case the procedures specified in Section 3.4 for funding by L/C Participants shall apply) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section 2.2 of Base Rate Loans in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of Loans could be made, pursuant to
Section 2.2, if the Administrative Agent had received a notice of such borrowing at the time the Administrative Agent receives notice from the relevant Issuing Lender of such drawing under such Letter of Credit.

                  3.6 Obligations Absolute. The Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with each Issuing Lender that such Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Issuing Lender. The Borrower agrees that any action taken or omitted by an Issuing Lender under or in connection with any Letter of Credit issued by it or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards or care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of such Issuing Lender to the Borrower.

                  3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the relevant Issuing Lender shall promptly notify the Borrower and the Administrative Agent of the date and amount thereof. The responsibility of the relevant Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit, in addition to any payment obligation expressly provided for in such Letter of Credit issued by such Issuing Lender, shall be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment appear on their face to be in conformity with such Letter of Credit.

                  3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

                      SECTION 4. BORROWING BASE PROPERTIES

                  4.1 Acceptance of Borrowing Base Properties.

                  (a) Initial Borrowing Base Properties. As of the Closing Date, the Administrative Agent and the Lenders have approved for inclusion in calculations of the Borrowing Base the Subject Properties identified on
         Schedule 1.1A and the Borrowing Base Value attributable to each such Property as of such date (as set forth on Schedule 1.1A); provided that, on or prior to the Closing Date, the Administrative Agent and the Lenders shall have received (in electronic form, if feasible and acceptable to the Lenders), in form and substance reasonably satisfactory to the Administrative Agent, all of the documents required to be provided under Section 6.3 with respect to such Properties.

                  (b) Additional Borrowing Base Properties. After the Closing Date, the Borrower may request that the Lenders include any additional Subject Property in calculations of the Borrowing Base, by written notice to the Administrative Agent and the Lenders and compliance with the provisions of the immediately following clause (i) or (ii) as applicable.

                           (i) Limited Review Properties. If (A) the initial
                  Borrowing Base Value of such Subject Property is less than $10,000,000 and (B) such Subject Property satisfies the limited review criteria set forth on Schedule 4.1(b), then upon delivery of all of the following documents to the Administrative Agent and the Lenders (in electronic form, if feasible and acceptable to the Lenders), in form and substance satisfactory to the Administrative Agent, such Subject Property shall become a Borrowing Base Property:

                                    (1) a certificate of the chief financial
                           officer of the general partner of the Borrower substantially in the form of Exhibit M setting forth, among other things, a description of such Property and certifying that the conditions set forth in (A) and (B) above have been satisfied with respect to such Property;

                                    (2) a true and correct copy of all materials
                           relating to such Property submitted by the general partner of the Borrower to the Investment Committee of its board of directors for their approval of such Property;

                                    (3) all of the documents required to be
                           provided under Section 6.3 and, if the Recordation Date has occurred, Section 4.5(b), with respect to such Property, if not previously delivered to the Administrative Agent;

                                    (4) if there exists any deferred maintenance
                           with respect to such Property, an engineering report prepared by Borrower or one of its Affiliates with respect to such Property setting forth in reasonable detail such deferred maintenance and the estimated cost thereof; and

                                    (5) such other items or documents as may be
                           appropriate under the circumstances as reasonably requested by the Administrative Agent.

                           (ii) Other Properties. (A) If such Subject Property
                  does not otherwise satisfy any of the conditions set forth in the immediately preceding clause (i), such Property will not be included in the calculation of the Borrowing Base until it has been approved for inclusion by the Required Lenders. To seek such approval of the Required Lenders, the Borrower shall deliver to the Administrative Agent and the Lenders (in electronic form, if feasible and acceptable to the Lenders) the following documents, in form and substance satisfactory to the Administrative Agent:

                                    (1) a description of such Property,
                           including the location, size and Occupancy Rate of such Property;


                                    (2) a copy of the materials relating to such
                           Property submitted by the general partner of the Borrower to the Investment Committee of its board of directors for their approval of such Property;

                                    (3) a detailed operating statement for such
                           Property for the current fiscal year through the fiscal quarter most recently ending, certified by the chief financial officer of the general partner of the Borrower to the best of such Officer's knowledge as being true and correct in all material respects;

                                    (4) an operating budget for such Property
                           with respect to the current fiscal year;

                                    (5) pro-forma financial statements with
                           respect to such Property for the next succeeding two fiscal years;

                                    (6) copies of all property condition
                           assessment reports and mechanical, structural and maintenance studies performed with respect to such Property not more than 12 months old;

                                    (7) copies of (I) the applicable Property
                           Management Agreement and all other material contracts, if any, which will relate to the use, occupancy, operation, maintenance, enjoyment or ownership of such Property, and (II) if such Property is not yet owned by a Loan Party, the purchase agreement pursuant to which a Loan Party is to acquire such Property;

                                    (8) (A) if available, detailed historical
                           Capital Expenditures for the two fiscal years most recently ending and (B) projected Capital Expenditures for the immediately succeeding three full fiscal years for such Property;

                                    (9) if such Property was acquired by a Loan
                           Party within the previous six months, the closing statement for the acquisition of such Property;

                                    (10) if there exists any deferred
                           maintenance with respect to such Property, to the extent not otherwise provided pursuant to item (6) above, an engineering report prepared by Borrower or one of its Affiliates with respect to such Property setting forth in reasonable detail such deferred maintenance and the estimated cost thereof;

                                    (11) if the relevant Loan Party has a
                           leasehold interest in such Property, a copy of the current lease for such Property (which lease shall be a ground lease) and all documentation related to such lease; and

                                    (12) such other information the
                           Administrative Agent or Lenders may reasonably request in order to evaluate such Property.

                           Each Lender shall notify the Administrative Agent in
                  writing whether it conditionally approves of the designation of such Property as a Borrowing Base Property within ten Business Days of receipt of all such documents and information. If a Lender shall fail to so notify the Administrative Agent, then such Lender shall be deemed to have not conditionally approved of such Property.

                           (B) Upon the conditional approval of such Property as
                  a Borrowing Base Property by the Required Lenders, if the Recordation Date has occurred, the Administrative Agent will
                  (I) obtain an Appraisal of such Property, (II) determine the Appraised Value thereof and (III) deliver such Appraisal and the Appraised Value to the Lenders. Each Lender shall notify the Administrative Agent in writing whether, after review of such assessments and Appraisal, if applicable, it approves of the designation of such Property as a Borrowing Base Property within five Business Days (or if the Recordation Date has occurred, ten Business Days) of receipt of all such documents and information. If a Lender shall fail to so notify the Administrative Agent, then such Lender shall be deemed to have not approved of such Property. Upon approval of such Property by the Required Lenders, and upon execution and delivery of all of the following documents in form and substance satisfactory to the Administrative Agent, such Property shall become a Borrowing Base Property:

                                    (1) all of the documents required to be
                           provided under Section 6.3 and, if the Recordation Date has occurred, Section 4.5(b), with respect to such Property, to the extent not previously delivered to the Administrative Agent; and

                                    (2) such other items or documents as may be
                           appropriate under the circumstances as reasonably requested by the Administrative Agent.

                  4.2 Release of Borrowing Base Properties. The Borrower may request, upon not less than 30 days' prior written notice to the Administrative Agent, that a Borrowing Base Property and any related Collateral no longer be included in calculations of the Borrowing Base and that such Property be released from the Liens created by the applicable Security Documents, which release (the "Property Release") shall be effected by the Administrative Agent if the Administrative Agent determines all of the following conditions are satisfied as of the date of such Property Release:

                  (a) the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer certifying that no Default or Event of Default has occurred and is then continuing or will occur after giving effect to such Property Release and the reduction in the Borrowing Base by reason of the release of such Borrowing Base Property;

                  (b) the Borrower shall have delivered to the Administrative Agent a Borrowing Base Report reflecting the Borrowing Base for the most recent fiscal quarter for which financial statements are available assuming such Property Release occurred on the first day of such period;

                  (c) the Borrower shall have delivered to the Administrative Agent all documents and instruments reasonably requested by the Administrative Agent in connection with such Property Release including, without limitation, the following as applicable:

                           (i) any instrument to be used to effect such Property
                  Release; and

                           (ii) an appropriate endorsement to the mortgagee
                  title insurance policy, if any, in effect with respect to the affected Borrowing Base Property (and appropriate corrective endorsements with respect to any other mortgagee policies of title insurance on Borrowing Base Properties which have tie-in clauses which are affected by the release); and

                  (d) the Administrative Agent shall have determined that the Total Extensions of Credit will not exceed the Borrowing Base after giving effect to such Property Release and any prepayment to be made and/or the acceptance of any replacement Subject Property pursuant to
         Section 4.1, which is to be given concurrently with such Property Release as an additional or replacement Borrowing Base Property.

                  4.3 Frequency of Calculations of Borrowing Base. On the Closing Date, the Borrowing Base shall be the amount set forth as such in the Borrowing Base Report delivered under Section 6.1(s). Thereafter, the Borrowing Base shall be the amount set forth as such in the Borrowing Base Certificate most recently delivered under Section 4.2(b), Section 6.3(h) and Section 7.2(f). Any increase in the Borrowing Base Value of a Borrowing Base Property shall become effective as of the date on which the next Borrowing Base Report is delivered pursuant to Section 6.3(h) or Section 7.2(f), provided that, prior to such date of determination (a) the applicable Borrowing Base Report substantiates such increase and if such increase is the result of an increase in the Appraised Value of such Property, the Required Lenders shall have given their written approval of such increase, and (b) if the Recordation Date has occurred, the Borrower delivers to the Administrative Agent the following: (i) if the Property is not located in a Tie-In Jurisdiction, an endorsement to the title insurance policy in favor of the Administrative Agent with respect to such Property increasing the coverage amount thereof as related to such Property to not less than 100% of the Borrowing Base Value of such Property and (ii) if the Property is located in a Tie-In Jurisdiction, an endorsement to the title insurance policy in favor of the Administrative Agent with respect to such Property increasing the coverage amount thereof as related to such Property to not less than the Borrowing Base Value of such Property, as well as endorsements to all other existing title insurance policies issued to the Administrative Agent with respect to all other Properties located in Tie-In Jurisdictions reflecting an increase in the aggregate insured amount under the "tie-in" endorsements to an amount equal to the aggregate amount of the Borrowing Base Values of all such Properties (including the Property which experienced the increase in Borrowing Base Value) but in no event in an amount in excess of the aggregate amount of the Commitments.

                  4.4 Appraisals Required by Governmental Authorities. If under FIRREA or required by any other Governmental Authority, a Lender is required to obtain an Appraisal of any Borrowing Base Property, whether or not subject to a Mortgage and whether or not in addition to any other Appraisal previously obtained with respect to such Property pursuant to this Agreement, the Administrative Agent shall have the right to cause such an Appraisal to be prepared at the Borrower's cost and expense. The Borrowing Base Value of such Property shall only be redetermined as a result of delivery of any such new Appraisal if any Governmental Authority requires such redetermination, in which case such Borrowing Base Value shall be redetermined in the manner required by such Governmental Authority.

                  4.5 Recording of Mortgages.

                  (a) Generally. Any Security Document, except a Mortgage (or other document customarily recorded in the applicable land records), delivered pursuant to Section 6.3, the Escrow Agreement or otherwise, may be recorded by the Administrative Agent upon its delivery to the Administrative Agent. No Mortgage delivered pursuant to Section 6.3, the Escrow Agreement or otherwise shall be recorded prior to the Recordation Date. On and after the Recordation Date, the Administrative Agent shall cause all Mortgages to be recorded upon the delivery of such Mortgages pursuant to Section 6.3, the Escrow Agreement or otherwise.

                  (b) Required Deliveries. If the Mortgages may be recorded as provided in Section 4.5(a), the Borrower shall, at its sole cost and expense, deliver to the Administrative Agent no later than 90 days following (x) in the event that the Recordation Date occurs due to an increase in the Borrowing Base Leverage Ratio, the date the Borrowing Base Leverage Ratio first equals or exceeds 0.55 to 1.00 or (y) in the event that the Recordation Date occurs due to an Event of Default, the date such Event of Default occurred, as the case may be, each of the following documents with respect to each Subject Property subject to a Mortgage, all in form and substance satisfactory to the Administrative Agent:

                           (i) an ALTA 1992 Form mortgagee's Policy of Title
                  Insurance (with deletion of the creditor's rights exclusion and deletion of the mandatory arbitration provision) or other form acceptable to the Administrative Agent in favor of the Administrative Agent for the benefit of the Secured Parties with respect to such Property, including endorsements with respect to such items of coverage as the Administrative Agent may request (and which endorsements are available in the applicable state), in a coverage amount equal to no less than 100% of the Borrowing Base Value of such Property (excluding the value of any personal property located at such Property), issued by a title insurance company acceptable to the Administrative Agent and with coinsurance or reinsurance (with direct access agreements) with title insurance companies acceptable to the Administrative Agent, showing the fee simple title to (or a valid leasehold interest in) the land and improvements described in the applicable Mortgage as vested in the applicable Loan Party, and insuring that the Lien granted by such Mortgage is a valid first priority Lien against such Property, subject only to Liens permitted by Sections 8.3(b) through (e);

                           (ii) copies of all documents of record reflected in
                  Schedule B of such Policy of Title Insurance;

                           (iii) a current or currently certified survey dated
                  within 12 months of the date of the filing of such Mortgage, certified by a surveyor licensed in the jurisdiction where such Property is located to have been prepared in accordance with the then effective Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, and if not adequately covered by the survey certification, a certificate from a licensed engineer or other professional satisfactory to the Administrative Agent that such Property is not located in a Special Flood Hazard Area as defined by the Federal Insurance Administration; provided, with respect to any survey dated more than 30 days prior to the date of the filing of such Mortgage, such survey shall be accompanied by an affidavit from the Borrower stating that there has been no changes to the Property or improvements thereto since the date of such survey; provided, further, in any case such survey shall be such that title insurance issued described in clause (i) with respect to such Property does not contain an exception for a current and accurate survey;

                           (iv) UCC, tax, judgment and lien search reports with
                  respect to the applicable Loan Party and such Property subject to a Mortgage in all necessary or appropriate jurisdictions and under all legal and appropriate trade names indicating that there are no Liens of record on such Property or any of the Collateral relating thereto other than Liens permitted by
                  Section 8.3;

                           (v) an opinion of counsel admitted to practice law in
                  the jurisdiction in which such Property is located and acceptable to the Administrative Agent, addressed to the Administrative Agent and each Lender covering such legal matters relating to the transactions contemplated hereby as the Administrative Agent may reasonably request;

                           (vi) an opinion or counsel admitted to practice law
                  in the jurisdiction in which the applicable Loan Party is formed and acceptable to the Administrative Agent, addressed to the Administrative Agent and each Lender covering such legal matters relating to the formation and existence and power of the Person executing documents, and the due authorization, execution and delivery of the Security Documents and other documents for consummating the transactions contemplated hereby as the Administrative Agent may reasonably request;

                           (vii) a "Phase I" environmental assessment of such
                  Property not more than 12 months old prepared by an environmental engineering firm acceptable to the Administrative Agent, and any additional environmental studies or assessments recommended by such assessment (including any "Phase II" assessment) or otherwise available to the Borrower performed with respect to such Property;

                           (viii) an Appraisal with respect to such Property;
                  and

                           (ix) such other due diligence materials, instruments,
                  documents, agreements, financing statements, certificates and opinions as the Administrative Agent may reasonably request.

                  (c) Mortgage Filing Tax. If the Mortgages may be recorded pursuant to Section 4.5(a), the Borrower shall pay to the Administrative Agent an amount equal to any mortgage, recording or documentary filing or similar tax required to be paid in connection with delivery or filing of such Mortgages within two Business Days after demand therefor.

                  (d) No Borrowings, Etc. If the Mortgages may be recorded as a result of Borrowing Base Leverage Ratio equaling or exceeding 0.55 to 1.00, the Borrower may not request any Loans or Letters of Credit until such time as all of the Mortgages have been recorded and all of the items required to be delivered pursuant to Section 4.5(b) shall have been delivered.

                  (e) Subsequent Release. Once a Mortgage has been recorded, the Collateral thereunder shall be released only in accordance with the terms otherwise provided herein and therein, without regard to the Borrowing Base Leverage Ratio.

                  4.6 Status of Escrowed Documents. Notwithstanding anything to the contrary in this agreement or any other Loan Document, each party hereto acknowledges and agrees that the Mortgages relating to the Borrowing Base Properties located in the State of Florida are subject to the Escrow Agreement and accordingly, shall not be deemed delivered to the Administrative Agent except as provided therein.

                    SECTION 5. REPRESENTATIONS AND WARRANTIES

                  To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the REIT and the Borrower hereby jointly and severally represent and warrant to each Agent and each Lender that:

                  5.1 Financial Condition. (a) The unaudited pro forma consolidated balance sheet of the REIT and its consolidated Subsidiaries as at September 30, 2004 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Transactions, (ii) the Loans to be made on the Closing Date and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the REIT as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of the REIT and its consolidated Subsidiaries as at September 30, 2004, assuming that the events specified in the preceding sentence had actually occurred at such date.

                  (b) The audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at December 31, 2001, December 31, 2002 and December 31, 2003, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Deloitte & Touche LLP, copies of which have heretofore been furnished to each Lender, present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at June 30, 2004, and the related unaudited consolidated statements of income and cash flows for the six-month period ended on such date, copies of which have heretofore been furnished to each Lender, present fairly the consolidated financial condition of the REIT and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). The REIT, the Borrower and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from December 31, 2003 to and including the date hereof there has been no Disposition by the REIT or any of its Subsidiaries of any material part of its business or Property.

                  5.2 No Change. Since December 31, 2003 there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

                  5.3 Corporate Existence; Compliance with Law. Each of the REIT, the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  5.4 Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party, to consummate the Transactions and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Loan Documents to which it is a party, to consummate the Transactions and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the consummation of the Transactions, the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 5.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 5.19. Each Loan Document (other than the Mortgages subject to the Escrow Agreement) has been duly executed and delivered on behalf of each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document (other than the Mortgages subject to the Escrow Agreement) upon execution will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). Each of the Mortgages subject to the Escrow Agreement has been duly executed on behalf of each Loan Party that is a party thereto, and upon the delivery of such Mortgage in accordance with the terms of the Escrow Agreement, will constitute a legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principals (whether enforcement is sought by proceedings in equity or at law).

                  5.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the consummation of the Transactions, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the REIT, the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

                  5.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the REIT or the Borrower, threatened by or against the REIT, the Borrower or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

                  5.7 No Default. Neither the REIT, the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  5.8 Ownership of Property; Liens. Each of the REIT, the Borrower and its Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other Property, and none of such Property is subject to any Lien except as permitted by Section 8.3.

                  5.9 Intellectual Property. The REIT, the Borrower and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the REIT or the Borrower know of any valid basis for any such claim. The use of Intellectual Property by the REIT, the Borrower and its Subsidiaries does not infringe on the rights of any Person in any material respect.

                  5.10 Taxes. Each of the REIT, the Borrower and each of its Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the REIT, the Borrower or its Subsidiaries, as the case may be); and no tax Lien has been filed, and, to the knowledge of the REIT and the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

                  5.11 Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.

                  5.12 Labor Matters. There are no strikes or other labor disputes against the REIT, the Borrower or any of its Subsidiaries pending or, to the knowledge of the REIT or the Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the REIT, the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from the REIT, the Borrower or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the REIT, the Borrower or the relevant Subsidiary.

                  5.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

                  5.14 Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

                  5.15 Subsidiaries. (a) The Subsidiaries listed on Schedule
5.15 constitute all the Subsidiaries of the Borrower at the date hereof.
Schedule 5.15 sets forth as of the Closing Date the name and jurisdiction of incorporation of each Subsidiary and, as to each Subsidiary, the percentage of each class of Capital Stock owned by each Loan Party and whether such subsidiary is a Material Subsidiary.

                  (b) There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of the REIT, the Borrower or any Subsidiary.

                  5.16 Use of Proceeds. The proceeds of the Loans and the Letters of Credit shall be used (i) to make acquisitions permitted by Section
8.7 and (ii) for general corporate purposes.

                  5.17 Environmental Matters. Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

                  (a) The Borrower and its Subsidiaries: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased, or otherwise operated by any of them; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and
         (iv) reasonably believe that: each of their Environmental Permits will be timely renewed and complied with, without material expense; any additional Environmental Permits that may be required of any of them will be timely obtained and complied with, without material expense; and compliance with any Environmental Law that is or is expected to become applicable to any of them will be timely attained and maintained, without material expense.

                  (b) Materials of Environmental Concern are not present at, on, under, in, or about any real property now or formerly owned, leased or operated by the Borrower or any of its Subsidiaries, or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage, or disposal) which could reasonably be expected to (i) give rise to liability of the Borrower or any of its Subsidiaries under any applicable Environmental Law or otherwise result in costs to the Borrower or any of its Subsidiaries, or (ii) interfere with the Borrower's or any of its Subsidiaries' continued operations, or (iii) impair the fair saleable value of any real property owned or leased by the Borrower or any of its Subsidiaries.

                  (c) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which the Borrower or any of its Subsidiaries is, or to the knowledge of the Borrower or any of its Subsidiaries will be, named as a party that is pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened.

                  (d) Neither the Borrower nor any of its Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or with respect to any Materials of Environmental Concern.

                  (e) Neither the Borrower nor any of its Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law.

                  (f) Neither the Borrower nor any of its Subsidiaries has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Material of Environmental Concern.

                  5.18 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Agents and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

                  5.19 Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when any stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements in appropriate form are filed in the offices specified on Schedule 5.19(a)-1 (which financing statements have been duly completed and delivered to the Administrative Agent) and such other filings as are specified on Schedule 3 to the Guarantee and Collateral Agreement have been completed (all of which filings have been duly completed), the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 8.3). Schedule 5.19(a)-2 lists each UCC Financing Statement that (i) names any Loan Party as debtor and (ii) will remain on file after the Closing Date. Schedule 5.19(a)-3 lists each UCC Financing Statement that (i) names any Loan Party as debtor and
(ii) will be terminated on or prior to the Closing Date; and on or prior to the Closing Date, the Borrower will have delivered to the Administrative Agent, or caused to be filed, duly completed UCC termination statements in respect of each UCC Financing Statement listed in Schedule 5.19(a)-3.

                  (b) Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on the Borrowing Base Properties described therein and proceeds thereof; and when the Mortgages are filed in the offices specified on
Schedule 5.19(b) (in the case of the Mortgages to be executed and delivered to the Administrative Agent or to be subject to the Escrow Agreement on the Closing
Date) or in the recording office designated by the Borrower (in the case of any Mortgage to be executed and delivered to the Administrative Agent pursuant to
Section 6.3 or to be subject to the Escrow Agreement), each Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Borrowing Base Properties described therein and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person (other than Persons holding Liens or other encumbrances or rights permitted by the relevant Mortgage). Schedule 1.1B lists, as of the Closing Date, each parcel of owned real property and each leasehold interest in real property located in the United States and held by the Borrower or any of its Subsidiaries.

                  5.20 Solvency. Each Loan Party is, and after giving effect to the Transactions and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

                  5.21 REIT Status; Borrower Tax Status; Listing. The REIT has been organized and will be operated in a manner that will allow it to qualify for REIT Status commencing with the year ending December 31, 2004 and has maintained and will maintain REIT Status on a continuous basis since such date. The Borrower is not an association taxable as a corporation under the Code. The shares of common stock of the REIT are listed on the New York Stock Exchange.

                  5.22 Regulation H. No Mortgage encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (except any Mortgaged Properties as to which such flood insurance as required by Regulation H has been obtained and is in full force and effect as required by this Agreement).

                         SECTION 6. CONDITIONS PRECEDENT

                  6.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it hereunder is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

                  (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the REIT and the Borrower, (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of the REIT, the Borrower and each Material Subsidiary, (iii) the Escrow Agreement, executed and delivered by a duly authorized officer of the REIT, the

         Borrower, the Subsidiary Guarantors and the Escrow Agent and (iv) a Lender Addendum executed and delivered by each Lender and accepted by the Borrower.

                  (b) The Transactions.

                           (i) The Restructuring. The Restructuring shall have
                  been consummated pursuant to documentation reasonably satisfactory to the Administrative Agent.

                           (ii) IPO. The REIT shall have received gross proceeds
                  of at least $400,000,000 from the IPO and shall have contributed such proceeds in cash as common equity to the Borrower.

                           (iii) CMBS Financing. The Borrower and its
                  Subsidiaries shall have received gross proceeds of at least $270,000,000 from the CMBS Financing pursuant to documentation reasonably satisfactory to the Administrative Agent.

                           (iv) Capital Structure. The capital structure of each
                  Loan Party after the giving effect to the Transactions shall be satisfactory in all respects.

                  (c) Termination of Existing Indebtedness. The Administrative Agent shall have received evidence satisfactory to the Administrative Agent that the existing Indebtedness described on Schedule 6.1(c) shall be simultaneously terminated, all amounts thereunder shall be simultaneously paid in full and arrangements satisfactory to the Administrative Agent shall have been made for the termination of Liens and security interests granted in connection therewith.

                  (d) Pro Forma Balance Sheet; Financial Statements. The Lenders shall have received (i) the Pro Forma Balance Sheet, (ii) audited consolidated financial statements of the Borrower and its Subsidiaries for the 2001, 2002 and 2003 fiscal years, (iii) unaudited interim consolidated financial statements of the Borrower and its Subsidiaries for each fiscal quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause
         (ii) of this paragraph as to which such financial statements are available and (iv) monthly management reports of the Borrower and its Subsidiaries for July 2004, August 2004 and September 2004; and such financial statements and reports shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of the Borrower and its Subsidiaries, as reflected in the financial statements or projections contained in the Confidential Information Memorandum.

                  (e) Approvals. All governmental and third party approvals (including landlords' and other consents) necessary in connection with the Transactions, the continuing operations of the REIT, the Borrower and its Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Transactions or the financing contemplated hereby.

                  (f) Related Agreements. The Administrative Agent shall have received (in a form reasonably satisfactory to the Administrative Agent), true and correct copies, certified as to authenticity by the Borrower, of (i) all documentation related to the Restructuring and the CMBS Financing and (ii) such other documents or instruments as may be reasonably requested by the Administrative Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Loan Parties may be a party.

                  (g) Fees. The Lenders, the Administrative Agent and the Arrangers shall have received all fees required to be paid, and all expenses for which invoices have been presented (including reasonable fees, disbursements and other charges of counsel to the Agents), on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.

                  (h) Solvency Analysis. The Lenders shall have received a reasonably satisfactory solvency analysis certified by the chief financial officer of the Borrower which shall document the solvency of the Borrower and its Subsidiaries considered as a whole after giving effect to the transactions contemplated hereby.

                  (i) Budget. The Lenders shall have received a budget for the Borrower and its Subsidiaries for the 2005 fiscal year.

                  (j) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions in which Uniform Commercial Code financing statement or other filings or recordations should be made to evidence or perfect security interests in all assets of the Loan Parties, and such search shall reveal no liens on any of the assets of the Loan Party, except for Liens permitted by Section 8.3.

                  (k) Environmental Matters. The Administrative Agent shall have received, with a copy for each Lender, a written environmental audit regarding the real property of the Borrower and its Subsidiaries included in the Borrowing Base on the Closing Date, prepared by an environmental consultant acceptable to the Administrative Agent, in form, scope, and substance satisfactory to the Administrative Agent, together with a letter from the environmental consultant permitting the Agents and the Lenders to rely on the environmental audit as if addressed to and prepared for each of them.

                  (l) Expenses. The Administrative Agent shall have received satisfactory evidence that the fees and expenses to be incurred in connection with the Restructuring, the IPO and the financing thereof shall not exceed $45,000,000.

                  (m) Closing Certificate. The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

                  (n) Legal Opinion. The Administrative Agent shall have received the executed legal opinion of Hogan & Hartson L.L.P., counsel to the REIT, the Borrower and its Subsidiaries, substantially in the form of Exhibit F. Such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require and shall be addressed to the Administrative Agent and the Lenders.

                  (o) Pledged Stock; Stock Powers; Acknowledgment and Consent; Pledged Notes. The Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, (ii) an Acknowledgment and Consent, substantially in the form of Annex II to the Guarantee and Collateral Agreement, duly executed by any issuer of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement that is not itself a party to the Guarantee and Collateral Agreement and (iii) each promissory note pledged pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank satisfactory to the Administrative Agent) by the pledgor thereof.

                  (p) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 8.3), shall have been filed, registered or recorded or shall have been delivered to the Administrative Agent be in proper form for filing, registration or recordation.

                  (q) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 5.3 of the Guarantee and Collateral Agreement.

                  (r) PATRIOT Act. The Lenders shall have received, sufficiently in advance of the Closing Date, all documentation and other information required by bank regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including without limitation the United States PATRIOT Act.

                  (s) Borrowing Base. The Borrowing Base availability shall not be less than $100,000,000 on the Closing Date, and the Administrative Agent shall have received a satisfactory pro forma Borrowing Base Report for the period of two fiscal quarters ending immediately prior to the Closing Date for which financial statements are available after giving effect to the Transactions.

                  (t) Senior Managers. The Lenders shall be satisfied that senior managers acceptable to them shall be available to manage the Borrower and its Subsidiaries.

                  (u) Liquidity. The Lenders shall be satisfied with the sufficiency of amounts available under the Facility to meet the ongoing working capital needs of the Borrower and its Subsidiaries following the Transactions and the consummation of the other transactions contemplated hereby.

                  6.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it hereunder on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

                  (c) Borrowing Base. Subject to Section 4.5(e), the then Total Extensions of Credit, when added to the amount requested for such borrowing, shall not exceed the Borrowing Base set forth in the most recent Borrowing Base Report delivered pursuant to Sections 4.2(b), 6.1(s), 6.3(h) or 7.2(f), as the case may be.

                  Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 6.2 and in Section 6.3 have been satisfied.

                  6.3 Conditions to Borrowing Base Properties. The agreement of each Lender to include any Subject Property as a Borrowing Base Property is subject to the satisfaction of the following conditions precedent:

                  (a) Compliance with Section 4.1. (i) The Administrative Agent shall have received all documents and instruments required to be delivered pursuant to Section 4.1 and (ii) the Required Lenders shall have approved of such Property as provided in, and to the extent required by, Section 4.1.

                  (b) Mortgage. The Administrative Agent shall have received a Mortgage covering such Property, executed and delivered by a duly authorized officer of the applicable Loan Party, with such modifications as appropriate to conform to the laws of the jurisdiction in which such Property is located and, if such Subject Property is to be included in the Borrowing Base on and after the Recordation Date, an amount equal to any mortgage filing tax required to be paid in connection with the filing of such Mortgage.

                  (c) Environmental Indemnity Agreement. The Administrative Agent shall have received an Environmental Indemnity Agreement covering such Property, executed and delivered by a duly authorized officer of the applicable Loan Party.


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                                                                              58



                  (d) Collateral Assignment of Contracts. To the extent requested by the Administrative Agent, the Administrative Agent shall have received collateral assignments of all material contracts and any other rights or benefits of such Property, relating to the use, occupancy, operation, maintenance, enjoyment or ownership of such Property.

                  (e) Subordination of Property Management Agreement. To the extent requested by the Administrative Agent, the Administrative Agent shall have received a subordination agreement with respect to any Property Management Agreement to which such Property is subject, executed by the applicable property manager.

                  (f) Lien Searches. The Administrative Agent shall have received satisfactory UCC, tax, judgment and lien search reports with respect to the applicable Loan Party and such Property in all necessary or appropriate jurisdictions and under all legal and appropriate trade names indicating that there are no Liens of record on such Property or any of the Collateral relating thereto other than Liens permitted by
         Section 8.3(b) through (e).

                  (g) Environmental Reports. The Administrative Agent shall have received a satisfactory "Phase I" environmental assessment of such Property not more than 12 months old (or such earlier date approved by the Administrative Agents) prepared by an environmental engineering firm acceptable to the Administrative Agent, and any additional environmental studies or assessments recommended by such assessment (including any "Phase II" assessment) or otherwise available to the Borrower performed with respect to such Property.

                  (h) Borrowing Base Report. The Administrative Agent shall have received a Borrowing Base Report calculated giving effect to the inclusion of such Property as a Borrowing Base Property as of the end of the most recent fiscal quarter for which financial statements are available.

                  (i) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

                           (i) an opinion of counsel admitted to practice law in
                  the jurisdiction in which such Property is located and acceptable to the Administrative Agent, addressed to the Administrative Agent and each Lender covering such legal matters relating to the transactions contemplated hereby as the Administrative Agent may reasonably request, in form and substance reasonably satisfactory to the Administrative Agent; and

                           (ii) an opinion of counsel admitted to practice law
                  in the jurisdiction in which the applicable Loan Party is formed and acceptable to the Administrative Agent, addressed to the Administrative Agent and each Lender covering such legal matters relating to the formation and existence and power of the Person executing documents, and the due authorization, execution and delivery of the Security Documents and other documents for consummating the transactions contemplated hereby as the Administrative Agent may reasonably request, in form and substance reasonably satisfactory to the Administrative Agent.

                  (j) Insurance. The Administrative Agent shall have received satisfactory evidence that the insurance required for such Property pursuant to Section 5.3 of the Guarantee and Collateral Agreement is then in effect.

                  (k) Certificates of Occupancy. The Administrative Agent shall have received final certificates of occupancy relating to such Property, if in the possession of the Borrower.

                  (l) Title Insurance; Surveys. The Administrative Agent shall have received and be satisfied with:

                           (i) if such Subject Property is to be added as a new
                  Borrowing Base Property prior to the Recordation Date, each of the following:

                                    (A) a copy of the most recent ALTA Owner's
                           Policy of Title Insurance (or if such policy has not been issued, a binding commitment to issue such policy) relating to such Property available to the Borrower showing the fee simple title to (or a valid leasehold interest in) such Property as vested in the applicable Loan Party, subject only to such restrictions, encumbrances, easements and reservations as are acceptable to the Agent, together with copies of all documents of record reflected in Schedule B of such Policy of Title Insurance; and

                                    (B) the most current survey of such Property
                           then available to the Borrower, certified by a surveyor licensed in the jurisdiction where such Property is located to have been prepared in accordance with the then effective Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, and if not adequately covered by the survey certification, a certificate from a licensed engineer or other professional satisfactory to the Agent that such Property is not located in a Special Flood Hazard Area as defined by the Federal Insurance Administration; and

                           (ii) if such Subject Property is to be added as a new
                  Borrowing Base Property after the Recordation Date, each of the following:

                                    (A) an ALTA 1992 Form mortgagee's Policy of
                           Title Insurance (with deletion of the creditor's rights exclusion and deletion of the mandatory arbitration provision) or other form acceptable to the Administrative Agent in favor of the Administrative Agent for the benefit of the Secured Parties with respect to such Property, including endorsements with respect to such items of coverage as the Administrative Agent may request (and which endorsements are available in the applicable state), in a coverage amount equal to no less than 100% of the Borrowing Base Value of such Property (excluding the value of any personal property located at such Property), issued by a title insurance company acceptable to the Administrative Agent and with coinsurance or reinsurance (with direct access agreements) with title insurance companies acceptable to the Administrative Agent, showing the fee simple title to (or a valid leasehold interest in) the land and improvements described in the applicable Mortgage as vested in the Borrower or a Subsidiary, and insuring that the Lien granted by such Mortgage is a valid first priority Lien against such Property, subject only to Liens permitted by Sections 8.3(b) through (e);

                                    (B) copies of all documents of record
                           reflected in Schedule B of such Policy of Title Insurance;

                                    (C) a current or currently certified survey
                           of such Property certified to the Administrative Agent and the Lender by a surveyor licensed in the jurisdiction where such Property is located to have been prepared in accordance with the then effective Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, and if not adequately covered by the survey certification, a certificate from a licensed engineer or other professional satisfactory to the Administrative Agent that such Property is not located in a Special Flood Hazard Area as defined by the Federal Insurance Administration; and

                                    (D) if such Property is located in a
                           Tie-In-Jurisdiction, endorsements to all other existing title insurance policies issued to the Administrative Agent with respect to all other Properties located in Tie-In Jurisdictions reflecting an increase in the aggregate insured amount under the "tie-in" endorsements to an amount equal to the aggregate amount of the Borrowing Base Values of all such Properties (including the Property to be included as a Borrowing Base Property) but in no event in an amount in excess of the aggregate amount of the Commitments.

                  (m) Zoning. After the Recordation Date, the Administrative Agent shall have received satisfactory evidence that such Property complies with applicable zoning and land use laws.

                  (n) Other Information. The Administrative Agent have received such other due diligence materials, instruments, documents, agreements, financing statements, certificates, opinions and other Security Documents as the Administrative Agent may reasonably request, in form and substance reasonably satisfactory to the Administrative Agent.

                        SECTION 7. AFFIRMATIVE COVENANTS

                  The REIT and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, each of the REIT and the Borrower shall and shall cause each of its Subsidiaries to:

                  7.1 Financial Statements. Furnish to the Administrative Agent and each Lender:

                  (a) as soon as available, but in any event within 90 days (or such earlier date specified for annual reports under Section 13 of the Exchange Act) after the end of each fiscal year of the REIT, a copy of the audited consolidated balance sheet of the REIT and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing; and

                  (b) as soon as available, but in any event not later than 45 days (or such earlier date specified for quarterly reports under Section 13 of the Exchange Act) after the end of each of the first three quarterly periods of each fiscal year of the REIT, the unaudited consolidated balance sheet of the REIT and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                  7.2 Certificates; Other Information. Furnish to each Agent and each Lender, or, in the case of clause (j), to the relevant Lender:

                  (a) concurrently with the delivery of the financial statements referred to in Section 7.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate (it being understood that such certificate shall be limited to the items that independent certified public accountants are permitted to cover in such certificates pursuant to their professional standards and customs of the profession);

                  (b) concurrently with the delivery of any financial statements pursuant to Section 7.1, (i) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by the REIT, the Borrower and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and (y) any UCC financing statements or other filings specified in such Compliance Certificate as being required to be delivered therewith;

                  (c) as soon as available, and in any event no later than 45 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

                  (d) within 45 days after the end of each fiscal quarter of the Borrower, a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;

                  (e) within five days after the same are sent, copies of all financial statements and reports that the REIT or the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the REIT or the Borrower may make to, or file with, the SEC;

                  (f) no later than the 45th day of each fiscal quarter, a Borrowing Base Report, as of the last day of the immediately preceding fiscal quarter, provided that, with respect to the fourth quarter of each fiscal year of the Borrower, concurrently with the delivery of the financial statements referred to in Section 7.1(a), the Borrower shall deliver to the Administrative Agent an updated Borrowing Base Report as of the last day of such fiscal quarter, together with calculations demonstrating differences, if any, from the Borrowing Base Report previously delivered for such quarter with supporting detail reasonably satisfactory to the Administrative Agent;

                  (g) concurrently with the delivery of each Borrowing Base Report, a compliance certificate duly executed by the chief financial officer or treasurer of the general partner of the Borrower containing all information and calculations necessary for determining the Borrowing Base Leverage Ratio;

                  (h) promptly after the occurrence thereof, notice of the failure of the REIT to maintain REIT Status or of any existing Subsidiary of the REIT to maintain its status as a qualified REIT subsidiary under the Code, if and to the extent required by applicable law;

                  (i) promptly (x) after any Borrowing Base Property shall be damaged or destroyed and the reasonably estimated cost of repair or replacement thereof would exceed $500,000, notice of such damage or destruction and the reasonably estimated cost of repair or replacement thereof and (y) upon obtaining knowledge of the institution of any proceedings for the condemnation of any Borrowing Base Property, or any material portion thereof, notice of such proceedings with a copy of all documentation received by the Borrower or any of its Subsidiaries in connection therewith and the reasonably estimated proceeds of such proceedings; and

                  (j) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                  7.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature (including without limitation, taxes), except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the REIT, the Borrower or its Subsidiaries, as the case may be.

                  7.4 Conduct of Business and Maintenance of Existence; Compliance. (a)(i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 8.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  7.5 Maintenance of Property; Insurance. (a) Keep all Property and systems useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business, including any insurance required by any Mortgage subject to the Escrow Agreement or any other Security Mortgage.

                  7.6 Inspection of Property; Books and Records; Discussions.
(a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired during normal business hours and to discuss the business, operations, properties and financial and other condition of the REIT, the Borrower and its Subsidiaries with officers and employees of the REIT, the Borrower and its Subsidiaries and with its independent certified public accountants, provided that, so long as no Event of Default has occurred and is continuing, the Borrower shall only be required to pay the expense of the Administrative Agent with respect to one such visit and inspection per calendar year.

                  7.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

                  (a) the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of the REIT, the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the REIT, the Borrower or any of its Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting the REIT, the Borrower or any of its Subsidiaries (i) in which the amount involved is $250,000 or more and not covered by insurance, (ii) in which injunctive or similar relief is sought or (iii) which relates to any Loan Document;

                  (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof:
         (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or
         (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan;

                  (e) as soon as possible and in any event within 30 days of obtaining knowledge thereof: (i) any development, event, or condition that, individually or in the aggregate with other developments, events or conditions, could reasonably be expected to result in the payment by the Borrower and its Subsidiaries, in the aggregate, of a Material Environmental Amount; and (ii) any notice that any governmental authority may deny any application for an Environmental Permit sought by, or revoke or refuse to renew any Environmental Permit held by, the Borrower; and

                  (f) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the REIT, the Borrower or the relevant Subsidiary proposes to take with respect thereto.

                  7.8 Environmental Laws. (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

                  7.9 Interest Rate Protection. In the case of the Borrower, within 30 days after the Closing Date, enter into, and thereafter maintain for a period of not less than three years, Hedge Agreements to the extent necessary to provide that at least 50% of the aggregate principal amount of Consolidated Total Debt is subject to either a fixed interest rate or interest rate protection for a period of not less than three years, which Hedge Agreements shall have terms and conditions reasonably satisfactory to the Administrative Agent.

                  7.10 Additional Collateral, etc. (a) With respect to any Property acquired after the Closing Date by the REIT, the Borrower or any Material Subsidiary (other than (x) any real property, (y) any Property subject to a Lien expressly permitted by Section 8.3(g) and (z) the Capital Stock of any Excluded Foreign Subsidiary) as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such Property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such Property, including without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

                  (b) With respect to any new Material Subsidiary created or acquired after the Closing Date (which, for the purposes of this paragraph, may include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary or an Excluded Financing Subsidiary), by the REIT, the Borrower or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the REIT, the Borrower or, to the extent not prohibited by the terms of Indebtedness permitted by
Section 8.2, any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the REIT, the Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and
(B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Secured Parties a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (c) With respect to any new Excluded Foreign Subsidiary created or acquired after the Closing Date by the REIT, the Borrower or any Material Subsidiary, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the REIT, the Borrower or any Material Subsidiary (other than any Excluded Foreign Subsidiaries), (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Excluded Foreign Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the REIT, the Borrower or such Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Lien of the Administrative Agent thereon, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  7.11 Further Assurances. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take such actions, as the Administrative Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the Borrower or any Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lender may be required to obtain from the Borrower or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

                  7.12 Maintenance of Occupancy Rate. Maintain at all times an average Occupancy Rate at least 75% for all Borrowing Base Properties (other than Borrowing Base Properties with a Borrowing Base Value of $0 and Lease-Up Properties).

                          SECTION 8. NEGATIVE COVENANTS

                  The REIT and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, each of the REIT and the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

                  8.1 Financial Condition Covenants.

                  (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio on any date to exceed 65%.

                  (b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of two consecutive fiscal quarters of the REIT to be less than 2.00 to 1.00.

                  (c) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period of two consecutive fiscal quarters of the REIT to be less than 1.70 to 1.00.

                  (d) Minimum Tangible Net Worth. Permit the Tangible Net Worth of the REIT and its Subsidiaries determined on a consolidated basis in accordance with GAAP on any date to be less than an amount equal to (x) $400,000,000 plus (y) 85% of the Net Proceeds of any issuance of Capital Stock consummated by the REIT or any of its Subsidiaries at any time after the Closing Date.

                  (e) Minimum Borrowing Base Value. Permit the Borrowing Base to be less than $100,000,000 at any time.

                  8.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness of any Loan Party pursuant to any Loan Document;

                  (b) Indebtedness of the Borrower to any Subsidiary and of any Wholly Owned Subsidiary Guarantor to the Borrower or any other Subsidiary;

                  (c) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 8.3(g) in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding;

                  (d) Indebtedness outstanding on the date hereof and listed on
         Schedule 8.2(d);

                  (e) Guarantee Obligations made in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of the Borrower or any Subsidiary Guarantor; and

                  (f) Indebtedness in respect of the Borrower and its Subsidiaries secured by fee-owned or leasehold real property of the Borrower and its Subsidiaries which is not subject to a Mortgage or owned by a Loan Party, including the CMBS Financing and any extensions or renewals or restructurings (including any restructuring that may be required by the lender thereunder) thereof and of the Indebtedness permitted by Section 8.2(d), provided that, with respect to any such Indebtedness (other than Indebtedness permitted by Section 8.2(d) and the CMBS Financing, in each case, as in effect on the date hereof) (x) such Indebtedness shall not mature prior to _______, 2009(1), (y) none of the REIT, the Borrower or any of its Subsidiaries provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or is directly or indirectly liable (as guarantor or otherwise), other than as primary obligor or, in the case of the Borrower as guarantor on terms no less favorable than those set forth on Schedule 8.2(f), and (z) as to which the lenders thereunder will not have any recourse to the Capital Stock or assets of the Borrower, the Borrower or any of its Subsidiaries other than the asset financed by such Indebtedness, additions, accessions and improvements thereto and proceeds thereof and, in the case of the Borrower, recourse on terms no less favorable than those set forth on
         Schedule 8.2(f).

                  8.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;



----------
(1) Date that is six months after fourth anniversary of the Closing Date.

                  (f) Liens in existence on the date hereof listed on Schedule 8.3(f), securing Indebtedness permitted by Section 8.2(d), provided that no such Lien is spread to cover any additional Property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

                  (g) Liens securing Indebtedness of the Borrower or any other Subsidiary incurred pursuant to Section 8.2(c) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the amount of Indebtedness initially secured thereby is not less than 80%, or more than 100% of the purchase price of such fixed or capital asset;

                  (h) Liens created pursuant to the Security Documents;

                  (i) Liens on fee-owned property of the Borrower and its Subsidiaries not subject to a Mortgage securing Indebtedness permitted by Section 8.2(f); and

                  (j) any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased.

                  8.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that:

                  (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Wholly Owned Subsidiary Guarantor (provided that (i) the Wholly Owned Subsidiary Guarantor shall be the continuing or surviving corporation or (ii) simultaneously with such transaction, the continuing or surviving corporation shall become a Wholly Owned Subsidiary Guarantor and the Borrower shall comply with Section 7.10 in connection therewith); and

                  (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Subsidiary Guarantor.

                  8.5 Limitation on Disposition of Property. Dispose of any of its Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

                  (a) the Disposition of obsolete or worn out property in the ordinary course of business;

                  (b) Dispositions permitted by Section 8.4(b);

                  (c) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Subsidiary Guarantor; and

                  (d) the Disposition in any fiscal year of the Borrower of other assets having an aggregate book value not to exceed an amount equal to 10% of Consolidated Total Asset Value as of the end of the immediately preceding fiscal year, provided that, immediately prior to and after giving effect to any such Disposition, no Default or Event of Default shall have occurred and be continuing.

                  8.6 Limitation on Restricted Payments. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the REIT, the Borrower or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the REIT, the Borrower or any Subsidiary, or enter into any derivatives or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a "Derivatives Counterparty") obligating the REIT, the Borrower or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any such Capital Stock (collectively, "Restricted Payments"), except that:

                  (a) any Subsidiary may make Restricted Payments to the Borrower or any Subsidiary Guarantor;

                  (b) the REIT may make Restricted Payments in the form of common stock of the REIT;

                  (c) the Borrower may pay dividends to the REIT to permit the REIT to pay corporate overhead expenses incurred in the ordinary course of business not to exceed $12,000,000 in any fiscal year; and

                  (d) the Borrowers and all such Subsidiaries may make Restricted Payments to the REIT, and the REIT may make Restricted Payments, during any period specified below in an aggregate amount equal to the greater of:

                           (i) (A) for the quarter ending December 31, 2004, $11,200,000;

                                   (B) for the quarter ending on March 31, 2005,
                           110% of Funds From Operations for such period;

                                   (C) for the two quarter period ending on June
                           30, 2005, 107% of Funds From Operations for such period;

                                   (D) for the three quarter period ending on
                           September 30, 2005, 105% of Funds From Operations for such period;

                                   (E) for the four quarter period ending on
                           December 31, 2005, 100% of Funds From Operations for such period; and

                                   (F) for any four quarter period ending on or
                           after March 31, 2006, 95% of Funds From Operations for such period;

                           (ii) such amount as may be necessary to maintain REIT
                  Status,

         provided that, in each case, immediately prior to, and after giving effect to, any such Restricted Payment, no Default or Event of Default shall have occurred and be continuing.

                  8.7 Limitation on Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make any other investment in, any other Person (all of the foregoing, "Investments"), except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b) Investments in Cash Equivalents;

                  (c) Investments arising in connection with the incurrence of Indebtedness permitted by Section 8.2(b), (e) and (f);

                  (d) Investments (other than those relating to the incurrence of Indebtedness permitted by Section 8.7(c)) by the REIT, the Borrower or any of its Subsidiaries in the Borrower or any Person that, prior to such Investment, is a Subsidiary Guarantor;

                  (e) Investments in partnerships, joint ventures and other Persons which are not corporations and which Investments are accounted for on an equity basis in accordance with GAAP with an aggregate book value for any fiscal quarter of the Borrower not exceeding an amount equal to 12.5% of Consolidated Total Asset Value for the fiscal quarter most recently ended for which financial statements are available;

                  (f) Investments permitted by Section 8.15; and

                  (g) Investments to acquire the Capital Stock of a Subsidiary or any other Person who, after giving effect to such acquisition would be a Subsidiary, so long as in each case, (i) immediately prior to such Investment, and after giving effect thereto, no Default or Event of Default is or would be in existence, (ii) such Person is in similar line of business as those businesses in which the Borrower and its Subsidiaries are engaged on as of the date hereof and (iii) to the extent not previously satisfied, the terms and conditions of Section 7.10 have been satisfied substantially contemporaneously with such acquisition.

                  8.8 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the REIT, the Borrower or any Subsidiary Guarantor) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the REIT, the Borrower or such Subsidiary, as the case may be, and (c) upon fair and reasonable terms no less favorable to the REIT, the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate.

                  8.9 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the REIT, the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the REIT, the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the REIT, the Borrower or such Subsidiary.

                  8.10 Limitation on Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower's method of determining fiscal quarters.

                  8.11 Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the REIT, the Borrower or any Material Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any guarantor, its obligations under the Guarantee and Collateral Agreement, other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens, Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby) and (c) with respect to limitations on the pledge of the Capital Stock of (x) any Excluded Financing Subsidiary, any agreements governing Indebtedness permitted by Sections 8.2(d) and 8.2(f) and (y) any direct or indirect parent of such Excluded Financing Subsidiary, any agreements governing Indebtedness permitted by Sections 8.2(d) and 8.2(f) (as in effect on the Closing Date or pursuant to any extension, renewal or restructuring thereof permitted by Section 8.2(f)).

                  8.12 Limitation on Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary, (b) make Investments in the Borrower or any other Subsidiary or (c) transfer any of its assets to the Borrower or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents and (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.

                  8.13 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto.

                  8.14 Limitation on Subject Property and Ground Leases. Make any Investment in real property, or own or otherwise become liable in respect of:

                  (a) unimproved real estate with an aggregate book value exceeding an amount equal to 5% of Consolidated Total Asset Value for the fiscal quarter most recently ended;

                  (b) real property under construction, including, without limitation, real property to be acquired by the Borrower or any of its Subsidiaries upon the completion of construction pursuant to a contract in which the seller of such real property is required to complete construction prior to, and as a condition precedent to, such acquisition, such that the Construction Budget for all such real property at any time exceeds an amount equal to 10% of Consolidated Total Asset Value for the fiscal quarter most recently ended; and

                  (c) real property leased by the Borrower or any of its Subsidiaries pursuant to a ground lease, such that the total revenues with respect to all such real property at any time exceeds an amount equal to 5% of the total revenues of the Borrower on a consolidated basis for the fiscal quarter most recently ended;

provided that, the aggregate value of all the Investments referred to in Section 8.7(e) and this Section 8.14 shall not at any time exceed 20% of Consolidated Total Asset Value for the fiscal quarter most recently ended for which financial statements are available.

                  8.15 Special Covenants Relating to the REIT. With respect to the REIT:


                  (a) make any disposition of or encumber, pledge or hypothecate, whether directly or indirectly, all or any portion of its interest in the Borrower or any Subsidiary at any time or any rights to distributions or dividends therefrom other than to the Borrower or a Wholly-Owned Subsidiary, other than any pledges of equity interests pursuant to the Security Documents in connection with this Agreement;

                  (b) fail for any reason whatsoever, whether voluntarily or involuntarily, either directly or through one or more Wholly-Owned Subsidiaries of the REIT, to be the sole general partner of the Borrower at any time;

                  (c) cease to have its common stock listed on the New York Stock Exchange, the American Stock Exchange, or the Nasdaq Stock Exchange; or

                  (d) cease to have REIT Status or fail to comply with the requirements of the Code relating to qualified REIT subsidiaries in respect of its ownership of any Subsidiary of the REIT to the extent required under the Code and applicable law.

                  8.16 Taxation of the Borrower. In the case of the Borrower, become an association taxable as a corporation and not be taxed as a partnership under the Code.

                  8.17 Limitation on Hedge Agreements. Enter into any Hedge Agreement other than Hedge Agreements entered into in the ordinary course of business, and not for speculative purposes, to protect against changes in interest rates or foreign exchange rates.

                          SECTION 9. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or

                  (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made or furnished; or

                  (c) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 7.4(a) (with respect to the REIT and the Borrower only), Section 7.7(a) or Section 8, or in Section 5 of the Guarantee and Collateral Agreement; or

                  (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

                  (e) the REIT, the Borrower or any of its Subsidiaries shall
         (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans and Reimbursement Obligations) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $10,000,000; or

                  (f) (i) the REIT, the Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the REIT, the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the REIT, the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the REIT, the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the REIT, the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or
         (iii) above; or (v) the REIT, the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders shall be likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through
         (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

                  (h) one or more judgments or decrees shall be entered against the REIT, the Borrower or any of its Subsidiaries involving for the REIT, the Borrower and its Subsidiaries taken as a whole a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

                  (i) any of the Security Documents shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 11.15), to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

                  (j) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 11.15), to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

                  (k) any Change of Control shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. In the case of all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired face amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto).

                             SECTION 10. THE AGENTS

                  10.1 Appointment. Each Lender hereby irrevocably designates and appoints the Agents as the agents of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

                  10.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  10.3 Exculpatory Provisions. Neither any Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

                  10.4 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by



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such Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 11.6 and all actions required by such Section in connection with such transfer shall have been taken. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                  10.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent shall have received notice from a Lender, the REIT or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent shall receive such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  10.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither any of the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                  10.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the REIT or the Borrower and without limiting the obligation of the REIT or the Borrower to do
so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), for, and to save each Agent harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

                  10.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

                  10.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon ten days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 9(a) or Section 9(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative


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                                                                              80



Agent by the date that is ten days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. The Syndication Agent may, at any time, by notice to the Lenders and the Administrative Agent, resign as Syndication Agent hereunder, whereupon the duties, rights, obligations and responsibilities of the Syndication Agent hereunder shall automatically be assumed by, and inure to the benefit of, the Administrative Agent, without any further act by the Syndication Agent, the Administrative Agent or any Lender. After any retiring Agent's resignation as Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

                  10.10 Authorization to Release Liens and Guarantees. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to effect any release of Liens or guarantee obligations contemplated by Section 11.15.

                  10.11 The Arrangers; the Syndication Agent. Neither the Arrangers nor the Syndication Agent, in their respective capacities as such, shall have any duties or responsibilities, nor shall any such Person incur any liability, under this Agreement and the other Loan Documents.

                            SECTION 11. MISCELLANEOUS

                  11.1 Amendments and Waivers. Neither this Agreement or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this
Section 11.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

                  (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan or Reimbursement Obligation, reduce the stated rate of any interest or fee payable under this Agreement (except
         (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders) and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Commitment of any Lender, in each case without the consent of each Lender directly affected thereby;

                  (ii) amend, modify or waive any provision of this Section or reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their guarantee obligations under the Guarantee and Collateral Agreement, in each case without the consent of all the Lenders;

                  (iii) amend, modify or waive any provision of Section 10, or any other provision affecting the rights, duties or obligations of any Agent, without the consent of any Agent directly affected thereby;

                  (iv) amend, modify or waive any provision of Section 2.13 without the consent of each Lender directly affected thereby;

                  (v) amend, modify or waive any provision of Section 3 without the consent of each Issuing Lender affected thereby; or

                  (vi) impose restrictions on assignments and participations that are more restrictive than, or additional to, those set forth in
         Section 11.6.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; provided, that delivery of an executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

                  For the avoidance of doubt, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and each Loan Party to each relevant Loan Document (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof (collectively, the "Additional Extensions of Credit") to share ratably in the benefits of this Agreement and the other Loan Documents with the Extensions of Credit and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

                  11.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise


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                                                                              82


expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed (a) in the case of the REIT, the Borrower and the Agents, as follows and (b) in the case of the Lenders, as set forth in an administrative questionnaire delivered to the Administrative Agent or on Schedule I to the Lender Addendum to which such Lender is a party or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance or (c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

   The REIT:                       U-Store-It Trust
                                   6745 Engle Road, Suite 300
                                   Cleveland, Ohio  44310
                                   Attention:  Steve Osgood, President and Chief
                                   Financial Officer
                                   Telecopy:  (440) 234-8776
                                   Telephone:  (440) 260-2223

         with a copy to:           Hogan & Hartson, L.L.P.
                                   8300 Greensboro Drive
                                   Suite 1100
                                   McLean, Virginia 22102
                                   Attention:  Lee E. Berner, Esq.
                                   Telecopy:  (703) 610-6200
                                   Telephone:  (703) 610-6100

   The Borrower:                   U-Store-It, L.P.
                                   6745 Engle Road, Suite 300
                                   Cleveland, Ohio  44310
                                   Attention:  Steve Osgood, President and Chief
                                   Financial Officer
                                   Telecopy:  (440) 234-8776
                                   Telephone:  (440) 260-2223

         with a copy to:           Hogan & Hartson, L.L.P.
                                   8300 Greensboro Drive
                                   Suite 1100
                                   McLean, Virginia 22102
                                   Attention:  Lee E. Berner, Esq.
                                   Telecopy:  (703) 610-6200
                                   Telephone:  (703) 610-6100

The Syndication Agent:                       Wachovia Capital Markets, LLC
                                             One Wachovia Center
                                             301 South College Street
                                             Charlotte, North Carolina  28288
                                             Attention:  Rex E. Rudy
                                             Telecopy:  (704) 383-6205
                                             Telephone:  (704) 383-6506

The Administrative Agent:                    Lehman Commercial Paper Inc.
                                             745 Seventh Avenue
                                             16th Floor
                                             New York, New York 10019-6801
                                             Attention:  Diane Albanese
                                             Telecopy:  (646) 758-5130
                                             Telephone:  (212) 526-4979

                                             and

                                             Attention: Tom Buffa
                                             Telecopy:  (646) 758-4672
                                             Telephone: (212) 526-5153

     with a copy to:                         Trimont Real Estate Advisors
                                             Monarch Tower
                                             3424 Peachtree Road, N.E.
                                             Suite 2200
                                             Atlanta, GA  30326
                                             Attention: Eric Minton
                                             Telecopy: (404) 582-8928
                                             Telephone: (404) 954-5326

Issuing Lender:                              As notified by such Issuing Lender
                                             to the Administrative Agent and
                                             the Borrower


provided that any notice, request or demand to or upon the any Agent, any Issuing Lender or any Lender shall not be effective until received.

                  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

                  11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  11.4 Survival of Representations and Warranties. All representations and warranties made herein, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

                  11.5 Payment of Expenses. The Borrower agrees (a) to pay or reimburse the Agents for all their reasonable out-of-pocket costs and expenses incurred in connection with the syndication of the Facility (other than fees payable to syndicate members) and the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements and other charges of counsel to the Administrative Agent and the charges of Intralinks, (b) to pay or reimburse each Lender and the Agents for all costs and expenses incurred in connection with the evaluation and review of proposed Borrowing Base Properties pursuant to Section 4.1 (other than the allocated cost of in-house review), regardless of whether the related Subject Property is accepted as a Borrowing Base Property as a result of such review, (c) to pay or reimburse each Lender and the Agents for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including, without limitation, the fees and disbursements of counsel (including the allocated fees and disbursements and other charges of in-house counsel) to each Lender and of counsel to the Agents, (d) to pay, indemnify, or reimburse each Lender and the Agents for, and hold each Lender and the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (e) to pay, indemnify or reimburse each Lender, each Agent, their respective affiliates, and their respective officers, directors, trustees, employees, advisors, agents and controlling persons (each, an "Indemnitee") for, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by an Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds thereof (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit),

(iii) any actual or alleged presence or release of Materials of Environmental Concern on or from any property owned, occupied or operated by the Borrower or any of its Subsidiaries, or any actual or alleged violation of, or liability or other obligation under, any Environmental Law related in any way to the Borrower or any of its Subsidiaries or any or their respective properties, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by any third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto (all the foregoing in this clause (e), collectively, the "Indemnified Liabilities"), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by unauthorized persons of Information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons or for any special, indirect, consequential or punitive damages in connection with the Facility. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee, other than any such claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses which are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. All amounts due under this Section shall be payable not later than 30 days after written demand therefor. Statements payable by the Borrower pursuant to this Section shall be submitted to Steve Osgood, President and Chief Financial Officer (Telephone No. (440) 260-2223) (Fax No. (440) 234-8776), at the address of the Borrower set forth in Section 11.2, or to such other Person or address as may be hereafter designated by the Borrower in a notice to the Administrative Agent. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

                  11.6 Successors and Assigns; Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the REIT, the Borrower, the Lenders, the Agents, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agents and each Lender.

                  (b) Any Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would require the consent of all Lenders pursuant to Section
11.1. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 11.7(a) as fully as if such Participant were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 with respect to its participation in the Commitments and the Loans outstanding from time to time as if such Participant were a Lender; provided that, in the case of Section 2.15, such Participant shall have complied with the requirements of said Section, and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender (an "Assignor") may, in accordance with applicable law and upon written notice to the Administrative Agent, at any time and from time to time assign to any Lender or any affiliate, Related Fund or Control Investment Affiliate thereof or, with the consent of the Borrower, the Administrative Agent and the Issuing Lender (which, in each case, shall not be unreasonably withheld or delayed) (provided that no such consent need be obtained by any Lehman Entity), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit E, executed by such Assignee and such Assignor (and, where the consent of the Borrower, the Administrative Agent and the Issuing Lender is required pursuant to the foregoing provisions, by the Borrower and such other Persons) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender or any affiliate thereof) shall be in an aggregate principal amount of less than $1,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement) and, the applicable Assignor (if it shall retain any Commitment or Loans) shall have a Commitment (or in the case the Commitments have been terminated, Loans) of at least $1,000,000, unless otherwise agreed by the Borrower and the Administrative Agent. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto, except as to Section 2.14, 2.15 and 11.5 in respect of the period prior to such effective date). Notwithstanding any provision of this Section, the consent of the Borrower shall not be required for any assignment that occurs at any time when any Event of Default shall have occurred and be continuing. For purposes of the minimum assignment amounts set forth in this paragraph, multiple assignments by two or more Related Funds shall be aggregated.

                  (d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 11.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the Administrative Agent to the Borrower marked "canceled". The Register shall be available for inspection by the Borrower or any Lender (with respect to any entry relating to such Lender's Loans) at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 11.6(c), by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (treating multiple, simultaneous assignments by or to two or more Related Funds as a single assignment) (except that no such registration and processing fee shall be payable (y) in connection with an assignment by or to a Lehman Entity or (z) in the case of an Assignee which is already a Lender or is an affiliate or Related Fund of a Lender or a Person under common management with a Lender), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Borrower. On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Notes of the assigning Lender) a new Note to the order of such Assignee in an amount equal to the Commitment assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained a Commitment, upon request, a new Note to the order of the Assignor in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be dated the Closing Date and shall otherwise be in the form of the Note or Notes replaced thereby.

                  (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests in Loans and Notes, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

                  (g) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary in this Section 11.6(g), any SPC may (A) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender, or with the prior written consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld) to any financial institutions providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans, and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC; provided that non-public information with respect to the Borrower may be disclosed only with the Borrower's consent which will not be unreasonably withheld. This paragraph (g) may not be amended without the written consent of any SPC with Loans outstanding at the time of such proposed amendment.

                  11.7 Adjustments; Set-off. (a) Except to the extent that this Agreement provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Obligations, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the REIT or the Borrower, any such notice being expressly waived by the REIT and the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the REIT or the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the REIT or the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

                  11.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement or of a Lender Addendum by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                  11.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  11.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the REIT, the Borrower, the Agents, the Arranger and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Arranger, any Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  11.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  11.12 Submission To Jurisdiction; Waivers. Each of the REIT and the Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the REIT or the Borrower, as the case may be, at its address set forth in Section 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  11.13 Acknowledgments. Each of the REIT and the Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Arranger, any Agent nor any Lender has any fiduciary relationship with or duty to the REIT or the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Arranger, the Agents and the Lenders, on one hand, and the REIT and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Arranger, the Agents and the Lenders or among the REIT, the Borrower and the Lenders.

                  11.14 Confidentiality. Each of the Agents and the Lenders agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent any Agent or any Lender from disclosing any such information (a) to the Arranger, any Agent, any other Lender or any affiliate of any thereof, (b) to any Participant or Assignee (each, a "Transferee") or prospective Transferee that agrees to comply with the provisions of this Section or substantially equivalent provisions, (c) to any of its employees, directors, agents, attorneys, accountants and other professional advisors, (d) to any financial institution that is a direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section), (e) upon the request or demand of any Governmental Authority having jurisdiction over it, (f) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (g) in connection with any litigation or similar proceeding, (h) that has been publicly disclosed other than in breach of this Section, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or (j) in connection with the exercise of any remedy hereunder or under any other Loan Document.

                  11.15 Release of Collateral and Guarantee Obligations.

                  (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Borrower in connection with any Disposition of Property permitted by the Loan Documents, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in any Collateral being Disposed of in such Disposition, and to release any guarantee obligations under any Loan Document of any Person being Disposed of in such Disposition, to the extent necessary to permit consummation of such Disposition in accordance with the Loan Documents.

                  (b) Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than obligations in respect of any Specified Hedge Agreement) have been paid in full, all Commitments have terminated or expired and no Letter of Credit shall be outstanding, upon request of the Borrower, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations under any Loan Document, whether or not on the date of such release there may be outstanding Obligations in respect of Specified Hedge Agreements. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

                  11.16 Accounting Changes. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred. "Accounting Change" refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

                  11.17 Delivery of Lender Addenda. Each initial Lender and New Lender shall become a party to this Agreement by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, the Borrower and the Administrative Agent.

                  11.18 WAIVERS OF JURY TRIAL. THE REIT, THE BORROWER, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                U-STORE-IT TRUST


                                By:
                                     ------------------------------------------
                                     Name:
                                     Title:

                                U-STORE-IT, L.P.

                                By: U-STORE-IT TRUST, its general
                                       partner

                                By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                LEHMAN BROTHERS INC.,
                                as an Arranger


                                By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                WACHOVIA CAPITAL MARKETS, LLC,
                                as an Arranger and as Syndication Agent


                                By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                LEHMAN COMMERCIAL PAPER INC.,
                                as Administrative Agent


                                By:
                                     ------------------------------------------
                                     Name:
                                     Title:

                                                                         Annex A

                   PRICING GRID FOR LOANS AND COMMITMENT FEES



=========================== ========================= ====================== ====================
  Ratio of Consolidated
      Total Debt to
 Consolidated Total Asset      Applicable Margin        Applicable Margin
          Value               for Eurodollar Loans     for Base Rate Loans   Commitment Fee Rate
--------------------------- ------------------------- ---------------------- --------------------
        <= 30%                        1.500%                  0.500%                 0.25%
--------------------------- ------------------------- ---------------------- --------------------
     > 30% but <= 50%                 1.750%                  0.750%                 0.25%
--------------------------- ------------------------- ---------------------- --------------------
     > 50% but <= 60%                 2.125%                  1.125%                 0.30%
--------------------------- ------------------------- ---------------------- --------------------
          > 60%                       2.500%                  1.500%                 0.30%
=========================== ========================= ====================== ====================

Changes in the Applicable Margin with respect to Loans or in the Commitment Fee Rate resulting from changes in the ratio of Consolidated Total Debt to Consolidated Total Asset Value shall become effective on the date (the "Adjustment Date") on which financial statements are delivered to the Lenders pursuant to Section 7.1 (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the ratio of Consolidated Total Debt to Consolidated Total Asset Value as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 50%. In addition, at all times while an Event of Default shall have occurred and be continuing, the ratio of Consolidated Total Debt to Consolidated Total Asset Value shall for the purposes of this Pricing Grid be deemed to be greater than 50%. Each determination of the ratio of Consolidated Total Debt to Consolidated Total Asset Value pursuant to this Pricing Grid shall be made for the periods and in the manner contemplated by Section 8.1(a).